UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule
14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)
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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
THOR Industries, Inc.

(Name of Registrant as Specified In Its Charter)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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THOR INDUSTRIES, INC.

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND

PROXY STATEMENT

FISCAL YEAR 2024

MOBILE SUITES

THOR
Go Everywhere. Stay Anywhere.

THOR INDUSTRIES, INC. NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Dear Fellow Shareholders of THOR Industries

Thank you for your continued support of THOR Industries. On behalf of the Board of Directors, I am pleased to invite you to participate in and attend the 2024 Annual Meeting of Shareholders.

Our Fiscal Year 2024 once again allowed us to showcase our resiliency and ability to perform in any market. Our performance was headlined by our geographic market diversity and culture of adaptation. Through continued production and pricing discipline, cost optimization efforts, innovative product development, and embracing the opportunities presented by the market, we were able to achieve net sales of $10.04 billion. As the only true global producer of recreational vehicles, we were once again buoyed by the performance of our European operations which achieved net sales of $3.36 billion, establishing a new record for this segment.

In Fiscal Year 2024, THOR generated net income attributable to THOR of $265.3 million and cash from operations totaled $545.5 million. THOR deployed its cash from operations in accordance with its capital allocation strategy and for the benefit of our shareholders. Specifically:

•	THOR increased its dividend by 6.7% to $1.92 per share (annually);

•	In the face of high interest expense, THOR paid approximately $224.2 million towards the principal of its long-term indebtedness; and

•	THOR continued to strategically repurchase shares and repurchased 720,997 shares over the course of the fiscal year at a weighted-average price of $94.85 per share.

THOR also continued to invest in the future of its business; particularly in the areas of people development and succession planning, product innovation, lower emission vehicles, electric vehicles, connected vehicles, new product offerings, and automation. We are excited to watch our investments continue to blossom in our portfolio of industry-leading products as we inspire our customer-base to Go Everywhere. Stay Anywhere.®

As we look ahead to Fiscal Year 2025, and in the face of continued macro-economic uncertainty, we remain confident in THOR’s ability to perform, no matter the market, and continue to bring long-term value to you, our shareholders.

Andrew E. Graves Chairman of the Board

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Notice of Annual

Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the THOR Industries, Inc. Annual Meeting of Shareholders to be Held on December 20, 2024.

Dear Fellow Shareholders:

This year’s Annual Meeting will be held virtually on December 20, 2024, at 8:00 a.m. EST. Shareholders of record as of the close of business on October 21, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting and any postponement or adjournment thereof.

Shareholders will be able to attend the Annual Meeting online, vote, and examine our list of shareholders, by visiting www.virtualshareholdermeeting.com/THO2024, and will be required to enter the 16-digit control number on your proxy card or voting instruction form.

THOR Industries tremendously values the input of its Shareholders. Your vote is important to us. Please take the time to review our Proxy Statement. We encourage you to vote your shares prior to the Annual Meeting, or, if not possible, to submit your votes electronically during the Annual Meeting.

AT THE MEETING, OUR SHAREHOLDERS WILL BE ASKED TO:

Proposal 1	Elect the Directors named in the Proxy Statement;

Proposal 2	Ratify the appointment of the independent registered public accounting firm;

Proposal 3	Vote, on an advisory basis, to approve the Named Executive Officer compensation; and

Transact such other business as may properly come before the Meeting.

We appreciate your continued confidence in our Company and look forward to your input.

By Order of the Board of Directors

Trevor Q. Gasper

Senior Vice President, General Counsel,

and Corporate Secretary

Elkhart, Indiana

November 6, 2024

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

You are entitled to vote at the Meeting if you were a holder of record of THOR Industries, Inc.

Common Stock, $0.10 par value (“Common Stock”), at the close of business on

October 21, 2024. At the close of business on that date, 53,102,264 shares of our Common

Stock were outstanding and entitled to vote.

Notice to Shareholders: Our 2024 Proxy Statement and Annual Report on Form 10-K are available free of charge on our website at www.thorindustries.com

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

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Summary

of Proposals

While we offer this summary review of the matters to be voted on at the Annual Meeting, we encourage you to carefully review the entire Proxy Statement before voting.

  Voting Matters

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement

This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors (the “Board” or “Board of Directors”) of THOR Industries, Inc. (the “Company”, “THOR”, “we”, or “us”), to be used at the 2024 Annual Meeting of the Shareholders of the Company. The proxy card or voting instruction form sets forth your holdings of Common Stock of the Company. We expect that, on or after November 6, 2024, this Proxy Statement will be available through the Internet.

GENERAL INFORMATION ABOUT OUR ANNUAL MEETING

A copy of this Proxy Statement and our Annual Report for the fiscal year ended July 31, 2024 (“Fiscal Year 2024”), will be sent to any Shareholder who requests a copy through any of the following methods:

•	BY INTERNET: www.proxyvote.com

•	BY TELEPHONE: 1-800-579-1639

•	BY E-MAIL: sendmaterial@proxyvote.com

The Annual Report is not to be considered a part of this proxy soliciting material.

VOTING INSTRUCTIONS AND INFORMATION

WHO CAN VOTE

You are entitled to vote if our records show that you held shares in our Company as of the Record Date, October 21, 2024. At the close of business on that date, 53,102,264 shares of our Common Stock were outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote. A list of Shareholders entitled to vote at the Annual Meeting will be available for examination by Shareholders during the Meeting and during regular business hours at the Company’s office for ten (10) days prior to the Meeting.

HOW TO VOTE

We are holding our Meeting virtually again this year. You or your proxyholder will be able to attend the 2024 Annual Meeting online, vote and submit questions by visiting www.virtualshareholdermeeting.com/THO2024 and using the 16-digit control number included on your notice, on your proxy card, or in the voting instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. We encourage you to vote your shares prior to the Annual Meeting.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Shareholder of record, we may furnish our proxy materials, including this Proxy Statement and our Annual Report to Shareholders, by providing access to these documents on the Internet. Generally, Shareholders will not receive printed copies of the proxy materials unless they request them.

If your Common Stock is held through a broker, bank, or other nominee (held in “street name”), you will receive instructions from the entity holding your stock that you must follow in order to have your shares voted. If you want to vote your shares during the Meeting, you must obtain a legal proxy from the entity holding your shares and submit a ballot virtually at the Meeting.

If you hold shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability (“Notice Card”) or the proxy card (if printed materials were requested).

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Shareholders may vote their shares in any of the following ways:

1.	BY INTERNET: You may vote online 24 hours a day through 11:59 p.m., EST, on December 19, 2024, by following the instructions listed on the Notice Card.

2.	BY TELEPHONE: You may vote by telephone 24 hours a day through 11:59 p.m., EST, on December 19, 2024, by following the instructions listed on the Notice Card.

3.

BY MAIL: You may vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. You may request proxy materials by following the instructions listed on the Notice Card. You may then vote by completing, signing, dating, and returning a proxy card. In order to be voted, your proxy card must be received prior to the Annual Meeting.

4.

VIRTUALLY AT THE MEETING: You may attend the Meeting virtually at www.virtualshareholdermeeting.com/THO2024 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website.

A proxy that is properly executed and timely returned to our Company that is not revoked prior to the Meeting will be voted in accordance with your instructions. If no instructions are given with respect to one or more of the proposals to be voted upon at the Meeting, proxies will be voted in accordance with the recommendations of our Board of Directors on such proposals. You may revoke your proxy at any time until exercised by giving written notice to the Secretary of our Company, by submitting a ballot virtually at the Meeting, or by timely submitting a later-dated proxy by mail, internet, or telephone. At our Meeting, a representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

HOW VOTES ARE COUNTED

A quorum is required to transact business at our Meeting. Shareholders of record constituting a majority of the shares entitled to cast votes shall constitute a quorum. If you have timely returned valid proxy instructions or attend the Meeting virtually, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters voted upon at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining whether a quorum is present.

VOTING

Your vote may be (i) “for” or “withhold” on Proposal 1 relating to the election of each Director; and (ii) “for”, “against”, or “abstain” on Proposals 2 and 3 relating to the ratification of the retention of the Company’s auditors and the advisory vote on executive compensation. The affirmative vote of a majority of the votes cast is required to approve each proposal. With respect to director elections, our Amended and Restated By-Laws (“By-Laws”) require each nominee for election as a director to resign from the Board upon failing to receive a majority of the votes cast in an uncontested election, contingent upon the acceptance of the proffered resignation by the Board (based upon the recommendation of the Environmental, Social, Governance and Nominating Committee of the Board). Broker non-votes and abstentions will not impact the outcome of the vote on the proposals, as they are not counted as votes cast. It is important to be aware that if you hold shares in street name with a broker, bank, or other nominee, and you do not submit voting instructions, then your broker, bank, or nominee will not be permitted to vote your shares in its discretion on any of the matters set for vote at our Meeting other than Proposal 2 relating to the ratification of the appointment of our independent registered public accounting firm, which is considered a routine matter.

Board Recommendations

As set forth in the Summary of Proposals, our Board of Directors recommends that you vote FOR each of the Director nominees, FOR the ratification of the appointment of the independent registered public accounting firm, and FOR the advisory vote approving the compensation of our Named Executive Officers.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

COST OF PROXY SOLICITATION

In addition to the solicitation of proxies by mail, officers and employees of our Company may solicit proxies in person or by telephone. The cost of this proxy solicitation is being borne by our Company.

SHAREHOLDERS SHARING AN ADDRESS

We will deliver only one Notice of Internet Availability and one Proxy Statement and/or Annual Report, if requested, to multiple Shareholders sharing an address unless we receive contrary instructions from one or more of such Shareholders. We will undertake to deliver promptly, upon written or oral request, separate copies of the

Notice of Internet Availability, Annual Report, and/or Proxy Statement to a Shareholder at a shared address to which single copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement are delivered. A Shareholder can notify us either in writing or by phone that the Shareholder wishes to receive separate copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement, or Shareholders sharing an address can request delivery of single copies of the Notice of Internet Availability, Annual Report and/or Proxy Statement if they are receiving multiple copies by contacting us at: THOR Industries, Inc., 52700 Independence Court, Elkhart, IN 46514, Attention: Corporate Secretary, (574) 970-7460.

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General Information

Regarding THOR Industries

and Fiscal Year 2024

BUSINESS PERFORMANCE HIGHLIGHTS

Our financial objective is to bring value to our shareholders. Value is driven by action and growth. During the Fiscal Year, Management delivered upon several key initiatives and transactions, highlighted by the following:

•	THOR achieved net sales of $10.04 billion and generated $545.5 million of cash from operations.

•

Bolstered by global synergies and initiatives, THOR enjoyed an outstanding performance from its European segment, which set segment records for net sales ($3.36 billion), income before income taxes ($231.4 million), and gross profit margin (17.3%) in Fiscal Year 2024.

•

As of the end of Fiscal Year 2024, THOR continued to hold the leading market share position in every North American RV product category in which it participates and had achieved the leading total industry market share in Europe.

•	THOR continued to provide and adjust, as needed, trustworthy and transparent financial guidance to the investment community.

•	THOR paid down approximately $224.2 million in long-term indebtedness principal.

•	THOR increased its annual dividend by 6.7% to $1.92 per share.

•

THOR repurchased 720,997 shares of its Common Stock at a weighted-average price of $94.85. Since the inception of THOR’s share repurchase program in December 2021, THOR has repurchased 3,214,772 shares of its Common Stock at a weighted-average price of $85.70. THOR has exhausted the Board’s initial repurchase authorization from December 2021 of up to $250 million. THOR has approximately $422.8 million remaining on the Board’s second repurchase authorization from June 24, 2022 (expiring July 31, 2025).

•

THOR improved its long-term debt positions and asset-based lending availability by: (1) negotiating and concluding an amendment to its Term Loan Credit Agreement extending maturity to November 15, 2030, and reducing the applicable interest-rate margin (0.25% for USD loans); and (2) negotiating and concluding an amendment to its ABL, extending maturity to November 15, 2028.

NET INCOME

Our net income attributable to THOR Industries (hereinafter “Net Income”) in Fiscal Year 2024 was $265.3 million.

NET SALES

We achieved annual net sales of $10.04 billion.

DILUTED EPS

Our Diluted EPS was $4.94.

HISTORY OF INCREASING REGULAR DIVIDENDS

THOR’s financial mission is to return value to our Shareholders. An important component of that mission is our dividend policy. To that end, THOR has increased its regular cash dividends each of the last 13 years and recently announced an increase in the dividend for the first quarter of Fiscal Year 2025.

CASH GENERATED FROM OPERATIONS

In Fiscal Year 2024, we continued to demonstrate our ability to generate cash with approximately $545.5 million cash generated from operations.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

•

Taking advantage of additional shifts in the financial markets, in July 2024, THOR subsequently negotiated and concluded an additional amendment to its Term Loan Credit Agreement achieving a further reduction in the applicable margin for USD loans (0.50%) and Euro loans (0.25%).

•	THOR published its seventh annual sustainability report in October 2024.

•	THOR announced a partnership with Speedway Motorsports, allowing THOR to help deliver exceptional experiences to RVers at 15 Speedway Motorsports NASCAR Cup race weekends.
•

THOR continued to leverage its strategic partnership with Harbinger Motors, Inc., a best-in-class commercial electric vehicle company to deliver exclusive medium-duty electric chassis platforms and received its first electric chassis in March 2024.

•	THOR’s Jayco subsidiary introduced the first commercially available electric travel trailer in North America.

•	THOR’s Airxcel subsidiary continued its focus on product penetration, including the expansion through Airxcel’s new “InVision” division, into full-line RV appliance supply and sales.

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Sustainability Highlights

In Fiscal Year 2024, we continued our drive for sustainability. For comprehensive details about our sustainability achievements in Fiscal Year 2024, please see our seventh annual sustainability report published on October 29, 2024 and available on our website www.thorindustries.com. Highlights discussed in the report include the following achievements:

•	Reduced Scope 1 and 2 greenhouse gas emissions by 27%.

•	Achieved our waste reduction goal by sending less than 50% of our solid waste to landfill.

•	Creation of the THOR RV Learning Lab providing education and competency certificates to students interested in working within the industry on subjects such as electrical and plumbing work.

•	Introduction of the first commercially available electric travel trailer in North America.

•	Opened Heartland RV’s cutting-edge and more efficient assembly plant in Sturgis, Michigan.

•	Unveiled an EV charging station concept designed to serve the comprehensive needs of electric RVs, from small travel trailers towed by EVs to the largest Class A motorhomes.

•	Receipt of the inaugural RVBusiness® Industry Leadership Award recognizing the Company’s leadership in service to the industry, sustainability and philanthropy, and elevating customer experience.

•	Again being honored as one of “Most Trustworthy Companies in America” by Newsweek.

•	Honored as a “Best Company to Work For” for 2023-2024 by U.S. News & World Report.

•	Continued Scope 3 reporting to measure upstream and downstream greenhouse gas emissions.

•	Encouraged and supported the re-establishment of the RV Industry Association’s Workplace Safety Committee.

•	Prepared and submitted our fourth disclosure to CDP providing transparency to our shareholders on our environmental impact.

•	Continued to educate thousands of local students regarding opportunities in the RV Industry through the Company’s LEAP program which completed its eighth year in Fiscal Year 2024.

•	Completed its first Double Materiality Assessment as we prepare for Europe’s Corporate Sustainability Reporting Directive (“CSRD”) compliance.

•

Announced a 5-year partnership with Lacasa, Inc., a non-profit focused on assisting people achieve financial stability and housing, and continued existing relationships with United Way and Habitat for Humanity.

•	Continued support for the National Forest Foundation, ensuring NFF continues to protect invaluable public lands and maintain the health of the forest system.

•	Continued to sponsor and promote the Girl Scouts and its Girl Scouts Love State Parks annual event as part of the Company’s commitment to promote inclusivity in the outdoors.

Corporate Governance Highlights

Excellent corporate governance is essential to the continued long-term success of our business. The following list identifies important governance actions and practices at THOR in Fiscal Year 2024:

DIRECTOR INDEPENDENCE	• 8 of our 9 Directors in Fiscal Year 2024 were independent(1)
• Independent Chairman
• Board committees comprised entirely of independent members of the Board
• Independent Directors meet without Management present

BOARD REFRESHMENT	• Balance of new and experienced Directors with an intentional board refreshment program
• Follow a mandatory retirement policy requiring all Directors who are 72 years of age or older to submit a resignation to the Board for consideration each year
• Guided by a diversity policy that has resulted in a combined 44% of the Board being women or minority
• Median tenure of current Board is six (6) years

BOARD ACCOUNTABILITY	• Entire Board of Directors is subject to annual election

•  Apply a majority voting standard for Directors requiring Directors in uncontested elections to be elected by a majority of the votes cast and requiring submission of resignation in the event that the required majority vote is not received

BOARD EVALUATION &	• Annual Board Self-Assessment
EFFECTIVENESS	• Bifurcated Chairman and CEO roles
• Annual review, refreshment, and disclosure of Company Governance Guidelines and Committee Charters

DIRECTOR ENGAGEMENT	• In the aggregate, Directors attended 99% of the combined total Board and Committee meetings in Fiscal Year 2024
• No Directors serve on an excessive number of outside boards
• Board committees possess the right to hire advisors
• Executives do not sit on outside for-profit boards

CLAWBACK AND ANTI-HEDGING POLICIES

•  Long standing “No Fault” Clawback Policy, compliant with SEC regulation, requires return of incentive compensation (cash and equity including time- and performance-based equity awards) when financial statement restatement is required

• Anti-hedging, short sale, and pledging policies for Company shares owned by Board and Executive Officers

CHANGE IN CONTROL PROVISION

•  Double trigger change in control provisions in our Equity Plan, requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award

SHARE OWNERSHIP	• Share ownership and retention guidelines for Directors (4 times annual cash retainer), CEO (5 times annual salary), and other Named Executive Officers (3 times annual salary)

PROXY ACCESS	• Allow for Proxy Access for up to 20 Shareholders who, in the aggregate, hold at least 3% of THOR’s outstanding stock for a period of at least three (3) years

BOARD ENGAGEMENT	• Continued Shareholder and advisory firm engagement

ESG	• Empower a Sustainability Committee, reporting directly to our Environmental, Social, Governance and Nominating Committee of the Board, which is responsible for ESG performance and reporting

(1) After Wilson Jones retired, the Board of Directors consisted of eight members from December 15, 2023 through February 1, 2024. During this period, no board or committee meetings were held. During this period, seven of the Board’s eight directors were independent. Mr. Lorenger joined the Board on February 1, 2024, bringing the number of independent Directors to eight and total directors to nine. For purposes of simplicity, all statistics relating to the Board for Fiscal Year 2024 assume nine total directors.

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Proposal 1

ELECTION OF DIRECTORS

Each of our nine (9) current directors was nominated for re-election to serve a single-year term and has agreed to be named in our Proxy Statement as a nominee and to serve as a member of the Board of Directors if elected by the Shareholders. In making this nomination, our Board recognizes that it is of the utmost importance to the Company that the nominees are individuals who bring crucial skills and unique voices to our boardroom, and the Board carefully considered each nominee’s contributions to the Board and his or her unique skills and qualifications.

The representatives designated to vote by proxy intend to vote FOR the election of the nominees listed in this proxy. In the event that any nominee becomes unavailable for election (a situation our Board does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other person as may be designated by our Environmental, Social, Governance and Nominating Committee (our “ESG&N Committee”).

QUALIFICATIONS AND

PROCESS FOR NOMINEES

We consider our Board of Directors to be a valuable strategic asset of our Company. To maintain the integrity of this asset, our Board of Directors has been carefully crafted to ensure that its expertise covers diversity of experience and perspective, and these attributes will continue to be considered when nominating individuals to serve on our Board. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to our Board are also considered.

Thus, our Board believes that it is necessary for each of our Directors to possess many diverse qualities and skills. When searching for new candidates, our ESG&N Committee, guided by our Diversity Policy, considers the evolving needs of our Board and believes that it is essential that our Board members represent diverse viewpoints and collectively possess a broad array of backgrounds and experiences.

As set forth in our Governance Guidelines, our Board believes that all Directors must possess a considerable

Board Recommendations

The Board of Directors recommends that the Shareholders vote FOR the nominees.

amount of business management experience and demonstrate integrity, honesty, strategic thinking, and successful leadership. Our ESG&N Committee considers each candidate’s credentials as well as their judgment, background, conflicts of interest, commitment to maximizing Shareholder value, and capacity to benefit the Company. A successful candidate must have credentials and skills beneficial when compared to the credentials and skills of the current Board composition. Our ESG&N Committee further evaluates candidates on the satisfaction of any independence requirements imposed by law, regulation, and the New York Stock Exchange (the “NYSE”).

Composition of

Board of Directors

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Our Board of Directors

NOMINEES FOR BOARD OF DIRECTORS

Andrew E. Graves	Outside Directorships
Chairman of the Board	• Tiara Yachts
Age: 65	• American Chemet Corporation
Director Since: 2010

Mr. Graves, who became a Director in December of 2010, was named as our Chairman of the Board in August 2019. He was CEO for Motorsport Aftermarket Group, a leading manufacturer, distributor, and on-line retailer of aftermarket products for the powersports industry. He joined this privately-held group in January of 2015 as CEO and retired August of 2018. Previously, Mr. Graves served as the President of Brunswick Boat Group, a division of the Brunswick Corporation, an NYSE company. He was with Brunswick from 2005-2014. Prior to his time with Brunswick, Mr. Graves was President of Dresser Flow Solutions, a maker of flow control products, measurement systems, and power systems, from 2003 to 2005, and before that he was President and Chief Operating Officer of Federal Signal Corporation. Our ESG&N Committee and Board believe that his extensive management experience in related consumer durable businesses whose products are distributed through a dealer network makes him an asset to our Board.

Christina Hennington	THOR Committees
• Compensation and Development
Age: 49	• ESG&N
Director Since: 2021

Ms. Hennington joined our Board in September 2021. Ms. Hennington is the Executive Vice President and Chief Strategy & Growth Officer of Target Corp, a position she has held since June of 2024. From February 2021 through June 2024, Ms. Hennington served as Target Corp.’s EVP & Chief Growth Officer. She is a member of Target’s leadership team and has been employed by Target in various roles since June 2003. A forward-thinking enterprise leader, Ms. Hennington is responsible for ensuring Target’s strategy remains relevant and differentiated as it pursues its next growth horizon, establishing and strengthening relationships with strategic partners, and leveraging the power of technology and generative AI to support every aspect of Target’s business. In previous roles she has led the merchandising teams, including all product development, design, sourcing, and the commercial strategies behind the core business. Before joining Target, Christina spent several years consulting with PwC and as a product manager for two Boston-based technology start-ups. She is a Henry Crown Fellow of the Aspen Institute. She was previously the Board Chair for Second Harvest Heartland and a member of several other non-profit boards. Ms. Hennington received her bachelor’s degree from Cornell University and her MBA from the Kellogg School of Management at Northwestern University. Our ESG&N Committee and Board believe her experience in areas relevant to THOR’s strategic plan make her an asset to our Board.

Amelia A. Huntington	Outside Directorships	THOR Committees
	• Duchossois Capital Management	• Compensation and Development (Chair)
Age: 58	• S & C Electric Company	• Audit
Director Since: 2018

Ms. Huntington, who became a Director in October of 2018, served as the Chief Executive Officer of Philips Lighting Americas, a leading manufacturer of commercial and residential lighting solutions, until January of 2018, after serving as Chief Executive Officer of Philips Lighting, Professional Lighting Solutions, an assignment based in Amsterdam, The Netherlands. Prior to joining Philips Lighting in April 2013, Ms. Huntington held senior leadership positions with Schneider Electric over the course of a 22-year career, including Chief Operating Officer of Schneider Electric North America and CEO of subsidiary, Juno Lighting Group. Our ESG&N Committee and Board believe that her extensive experience in multinational operations and business transformation/strategy makes her an asset to our Board.

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Laurel Hurd	Outside Directorships	THOR Committees
	• Interface, Inc.	• Audit (Financial Expert)
Age: 54		• Compensation and Development
Director Since: 2021

Ms. Hurd joined our Board in September of 2021. She is the President and Chief Executive Officer of Interface, Inc. a worldwide commercial flooring company and global leader in sustainability since April of 2022. She was previously a segment President, Learning and Development, for Newell Brands, an American worldwide manufacturer, marketer and distributor of consumer and commercial products with a portfolio of brands. She became a segment President in March of 2019 having previously been the CEO Writing Division from March of 2018 to March of 2019. Prior to that she was the CEO Baby Division from January of 2017 to March of 2018 and the President Home & Baby Division from January of 2016 to January of 2017. She has over 30 years of experience in the consumer-packaged goods industry. Ms. Hurd received her bachelor’s in business administration and marketing from Miami University in Oxford, Ohio. Our ESG&N Committee and Board believe her extensive experience in driving sales and profits of legacy brands through innovation, digital acceleration and global expansion makes her an asset to our Board.

William J. Kelley Jr.	Outside Directorships	THOR Committees
	• Chicago’s Children Museum	• Audit (Chair and Financial Expert)
Age: 60	• Chicago Youth Centers	• ESG&N
Director Since: 2020

Mr. Kelley, who became a Director in November of 2020, is the Global Chief Financial Officer for Tropicana Brands Group, established in 2022 as a joint venture between PAI Partners and PepsiCo., with a global footprint that spans North American and Europe and industry-leading capabilities in areas that include innovation, R&D, manufacturing, distribution, sales, marketing, and nutrition expertise. Prior to joining Tropicana Brands Group in July of 2022, Mr. Kelley was the Executive Vice President and Chief Financial Officer of TreeHouse Foods, Inc., a leading manufacturer and distributor of private label packaged foods and beverages in North America, from February 2020 to July 2022. He served as Interim Chief Financial Officer of TreeHouse from November of 2019 to February of 2020 and Senior Vice President, Corporate and Operations, Finance from May of 2018 to November of 2019. A food industry veteran, Mr. Kelley joined TreeHouse in 2016 as Vice President Finance and Corporate Controller. Prior to joining TreeHouse, Mr. Kelley was with food and beverage company The Kraft Heinz Company as Head of Global Internal Audit. He was employed by The Hillshire Brands Company, as Senior Vice President, Corporate Controller and Chief Accounting Officer prior to Kraft. Prior to Hillshire, Mr. Kelley held several senior roles of increasing responsibility at USG Corporation, PepsiAmericas, Arthur Andersen, and Cargill, Inc. Mr. Kelley holds a B.A. in Accounting from Clark Atlanta University and an MBA in Accounting and Strategy from the University of Chicago. Mr. Kelley serves on two non-profit boards in the Chicago area. He is active at Chicago Youth Centers, serving as a Board Member and also dedicates his time to the Chicago Children’s Museum as the Chairman of the Board. Our ESG&N Committee and Board believe his extensive fiscal and enterprise risk management experience overseeing finance, accounting and controls at the leadership level for Fortune 500 companies which qualify him as an “audit committee financial expert”, make him an asset to our Board.

Christopher Klein	Outside Directorships	THOR Committees
	• Vontier, Inc.	• ESG&N (Chair)
Age: 61	• W.W. Grainger, Inc.	• Audit (Financial Expert)
Director Since: 2017

Mr. Klein, who became a Director in December 2017, retired as the Chief Executive Officer in January 2020, and as the Executive Chairman of Fortune Brands Home & Security, Inc., a leading manufacturer of home and security products in December 2020. Mr. Klein joined Fortune Brands, Inc. in 2003 and held corporate strategy, business development, and operational positions until he became CEO of Fortune Brands Home & Security in 2010. Previously, Mr. Klein held key strategy and operating positions at Bank One Corporation and served as a partner at McKinsey & Company, a global management consulting firm. Mr. Klein spent his early career in commercial banking, at both ABN AMRO and First Chicago. Our ESG&N Committee and Board believe that his management experience as chief executive officer of a public company, as well as his treasury and consulting background make him an asset to our Board.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Jeffrey D. Lorenger	Outside Directorships	THOR Committees
	• HNI Corporation	• Compensation & Development
Age: 59		• ESG&N
Director Since: 2024

Mr. Lorenger became a Director in February 2024. He is the President, Chief Executive Officer, and Chairman of the Board of HNI Corporation, a leading manufacturer of workplace furnishings and residential building products. He has served in the role of President and CEO since June 2018 and has been Chairman of HNI Board of Directors since February 2020. Mr. Lorenger has held several roles at HNI during his 25 years including President of Office Furniture, President of Allsteel, and General Counsel of HNI prior to assuming his current role. Mr. Lorenger also serves on the Tippie School of Business Advisory Board at the University of Iowa and is a member of the Iowa Business Counsel. Our ESG&N Committee and Board believe that his executive and management experience make him an asset to our Board.

Robert W. Martin
President and Chief Executive Officer
Age: 55
Director Since: 2013

Mr. Martin has been with our Company since 2001 when we acquired Keystone RV Company (“Keystone RV”), where he worked since July of 1998. Mr. Martin currently serves as our President and Chief Executive Officer. From August of 2012 to July of 2013, Mr. Martin served as the Company’s President and Chief Operating Officer. Mr. Martin previously served as President of our RV Group from January of 2012 to August of 2012. Prior to becoming President of our RV Group, Mr. Martin was President of Keystone RV from January of 2010 to January of 2012 and Executive Vice President and Chief Operating Officer of Keystone RV from January of 2007 to January of 2010.

Mr. Martin held various positions with Keystone RV, including Vice President of Sales and General Manager of Sales. Prior to joining Keystone RV, Mr. Martin held positions at Coachmen Industries, Inc., a former recreational vehicle and manufactured housing company. Our ESG&N Committee and Board believe that his extensive experience with our Company and the industry make him an asset to our Board.

Peter B. Orthwein	Outside Directorships
Chairman Emeritus of the Board Age: 79 Director Since: 1980	• Safety Speed Manufacturing Company, Inc. • Squirt Gun Holdings, Inc. • Precision Feedthrough Holdings, LLC • Base Holding Company

Mr. Orthwein, a co-founder of our Company, currently serves as Chairman Emeritus of the Board, having been appointed to this position after retiring from the Company in August 2019. Mr. Orthwein has served as a Director of our Company since its inception. He served as our Executive Chairman from August 2013 until his retirement in August 2019. From November 2009 to August 2013, Mr. Orthwein served as the Company’s Chairman and CEO. In addition, he served as the Company’s President and CEO from November 2009 to August 2012. Mr. Orthwein was previously Chairman of our Company from 1980 to 1986, Vice Chairman of our Company from 1986 to November 2009, and Treasurer of our Company from 1980 to November 2009. Our ESG&N Committee and Board believe that his extensive experience with our Company and the industry make him an asset to our Board.

Our Board adopted a Diversity Policy in October 2017. The Diversity Policy requires our Board to obtain an initial slate of candidates that includes qualified candidates with diversity of race, ethnicity, and gender.

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Fiscal Year 2024 Board of Directors’ Skills Matrix

SKILL

Business Ethics	●	●	●	●	●	●	●	●	●

Business Operations	●	●	●	●	●	●	●	●	●

Corporate Governance	●	●	●	●	●	●	●		●

Corporate Responsibility	●	●				●	●	●

Cybersecurity		●			●		●

Environmental		●		●			●

Executive Leadership	●	●	●	●	●	●	●	●	●

Finance/Capital Allocation	●	●	●	●	●	●	●	●	●

Financial Expertise Literacy	●	●	●	●	●	●	●	●	●

Government/Public Policy								●

Insurance Industry					●

Innovation and Emerging Technologies		●					●

International	●		●	●	●	●	●	●

Investments					●	●			●

Legal/Compliance							●

Marketing/Sales	●	●	●	●		●	●	●

Mergers & Acquisitions	●	●	●	●	●	●	●	●	●

Outdoor/Recreational Industry Experience	●							●	●

Project Management		●			●		●	●

Risk Management		●			●		●	●

Strategic Alliances	●	●	●	●	●	●	●	●	●

Strategy	●	●	●	●	●	●	●	●	●

Sustainability/Climate				●			●

Systems (IoT)			●

Talent Management and Compensation	●	●	●	●	●	●	●	●	●

Taxation					●

Technology Systems					●

GENDER

Female		●	●	●

Male	●				●	●	●	●	●

RACE/ETHNICITY

White	●	●	●	●		●	●	●	●

Black/African American					●

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Board of Directors

STRUCTURE AND COMMITTEES AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Both our Board and Management embrace the reality that excellent corporate governance is necessary for our Company to succeed. THOR’s Governance Guidelines serve as the framework for consistent and effective governance of the Company. The Guidelines are reviewed annually and updated as needed (last updated in Fiscal Year 2023 and reviewed, without change, in Fiscal Year 2024). The Guidelines are available for review on our website, www.thorindustries.com.

BOARD SELECTION PROCESS

Our ESG&N Committee, with assistance from both our Chairman and CEO, screens candidates and recommends nominees to the full Board. Our By-Laws provide that our Board may set the number of Directors at no fewer than one (1) and no more than fifteen. Our Board currently consists of nine (9) Directors. Directors stand for election each year.

Our ESG&N Committee has relied upon board search firms in identifying suitable candidates. During this process, the Board adheres to a Diversity Policy as it engages in an evaluation of potential candidates. Another important consideration in our prospective Board member evaluation includes his or her obligation to their primary company and/or to other boards that would detract from their obligation to fully serve on our Board. Further, the Committee will consider Shareholder nominations of candidates for our Board on the same basis as Board-identified candidates, provided that any such nominee possesses the requisite business, management, and educational experience.

PROXY ACCESS

Our By-Laws allow a group of up to twenty (20) Shareholders who have owned, collectively, at least 3% of our outstanding shares for a period of at least three (3) years to nominate up to two (2) or 25% of the seats up for election, whichever is greater, and include those nominations in our Proxy Statement by following the procedures set forth in the By-Laws.

BOARD STRUCTURE AND LEADERSHIP

THOR’s Board of Directors is chaired by an independent director, Andrew E. Graves. Our Board in Fiscal Year 2024 was led by strong Committee chairs, Messrs. Klein (ESG&N), and Kelley (Audit) and Ms. Huntington (Compensation and Development).

Our Board has three standing Committees with the principal functions described below. The charters of each of these Committees are reviewed annually and updated as needed. Each charter is posted on our website at www.thorindustries.com and is available in print to any Shareholder who requests a copy.

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2024 Audit Committee

MEMBERS	PRINCIPAL FUNCTIONS

William J. Kelley Jr. (Chair)

Amelia A. Huntington

Laurel Hurd

Christopher Klein

MEETINGS IN FISCAL YEAR 2024: 8

The Board has determined that each member of the Audit Committee is independent in accordance with the rules of the NYSE. The Board has also determined that Mr. Kelley, Ms. Hurd, and Mr. Klein are audit committee financial experts.

Attend to the appointment, retention, termination, and oversight, including the approval of compensation, of the Company’s independent auditors.

Maintain communications among our Board, our independent, registered public accounting firm, and our internal accounting staff with respect to accounting and auditing procedures, implementation of recommendations by such independent registered public accounting firm, the adequacy of our internal controls, and related matters.

Review and approve the annual audit plan and all major changes to the plan.

Review and discuss, with Management and the independent auditor, financial statements, and disclosure matters.

Oversee the qualifications, independence and performance of the internal audit director.

Oversee compliance and risk management matters, including reviewing the Company’s code of business conduct and ethics.

Review and approve all related-party transactions, defined as those transactions required to be disclosed under item 404 of Regulation S-K.

2024 Compensation and Development Committee
MEMBERS	PRINCIPAL FUNCTIONS
Amelia A. Huntington (Chair) Christina Hennington Laurel Hurd Jeffrey D. Lorenger MEETINGS IN FISCAL YEAR 2024: 8

Establish and review executive compensation policies and guiding principles.

Review and approve the compensation of our Chief Executive Officer and evaluate his performance in light of such compensation.

Review and approve the compensation of our Executive Officers.

Evaluate and approve the design of compensation and benefit programs for our Executive Officers.

Administer the Company’s cash and equity incentive plans for employees, including ensuring that the plans do not promote excessive risk taking.

Assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Review management and leadership development, succession planning, and retention for our Company.

2024 Environmental, Social, Governance and Nominating Committee
MEMBERS	PRINCIPAL FUNCTIONS
Christopher Klein (Chair) Christina Hennington William J. Kelley Jr. Jeffrey D. Lorenger MEETINGS IN FISCAL YEAR 2024: 4

Address all matters of corporate governance.

Evaluate qualifications and candidates for positions on our Board using the criteria set forth under the heading “Proposal 1 – Election of Directors”.

Review succession plans, including policies and principles for the selection and performance review of the Chief Executive Officer.

Establish criteria for selecting new Directors, nominees for Board membership, and the positions of Chairman and Chief Executive Officer.

Review all components of compensation for independent Directors, including our Chairman.

Determine whether a Director should be invited to stand for re-election.

Oversee the Company’s Sustainability Committee.

Oversee the annual evaluation of the Board.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

The chart below sets forth the Board

committee membership of each of our

Directors for Fiscal Year 2024

				BOARD COMMITTEES

						Environmental
					Compensation	Social,
		Director			&	Governance &
NAME	Age	Since	Independent	Audit	Development	Nominating

Andrew E. Graves Chairman of the Board Retired, Chief Executive Officer of Motorsport Aftermarket Group	65	2010	●

Christina Hennington Executive Vice President and Chief Growth Officer of Target Corp.	49	2021	●		●	●

Amelia A. Huntington Retired, Chief Executive Officer of Philips Lighting Americas	58	2018	●	●	Chair

Laurel Hurd President and Chief Executive Officer of Interface, Inc.	54	2021	●	●	●

Wilson Jones(1) Retired, Chief Executive Officer of Oshkosh Corporation	63	2014	●		●	●

William J. Kelley Jr. Global Chief Financial Officer of Tropicana Brands Group	60	2020	●	Chair		●

Christopher Klein Retired, Chief Executive Officer of Fortune Brands Homes & Security, Inc.	61	2017	●	●		Chair

Jeffrey D. Lorenger(2) President, Chief Executive Officer and Chairman of the Board of HNI Corporation	59	2024	●		●	●

Robert W. Martin President and Chief Executive Officer of THOR Industries, Inc.	55	2013

Peter B. Orthwein Chairman Emeritus of the Board Retired, THOR Industries, Inc.	79	1980	●

Number of Meetings in Fiscal Year 2024			6	8	8	4

(1)	Mr. Jones served as a director from August 1 through December 15 of Fiscal Year 2024.

(2)	Mr. Lorenger served as a director commencing on February 1, 2024.

DIRECTOR INDEPENDENCE

Of our nine (9) Directors at the close of Fiscal Year 2024, only one was employed by our Company, our President and CEO, Mr. Martin. Except for Mr. Martin, our Board in Fiscal Year 2024 was comprised of “independent” Directors as the term is defined by both NYSE listing standards and our own Governance Guidelines. The Board conducts an annual review to determine the continued independence of all our independent Directors.

INDEPENDENT DIRECTOR MEETINGS

THOR’s independent Directors, as an entire body or part thereof, meet in non-executive sessions that include non-independent directors and independent directors and meet in executive session (comprised of only independent directors) at the conclusion of each Audit Committee meeting, each Compensation and Development Committee, and each Board meeting.

24

DIRECTOR ATTENDANCE

During Fiscal Year 2024, the Board of Directors held six (6) meetings. In the aggregate, Directors attended 98% of the total meetings of the full Board. No Director attended less than 88% of the combined total meetings of the full Board and the Committees on which the Director served during this past fiscal year. All of the members of the Board are encouraged, but not required, to attend the Company’s Annual Meeting of Shareholders. All of the members of the Board attended the 2023 Annual Meeting.

ANNUAL BOARD AND COMMITTEE EVALUATION

Each year, our Board conducts evaluations of each Committee and the Board as a whole. This process includes evaluation of the individual members of the Committees and the Board. The evaluation includes a process of dynamic feedback designed to identify areas of increased focus.

BOARD RISK OVERSIGHT

At both the full Board and Committee level, a primary function of our Board of Directors is to oversee the Company’s risk profile and the processes established by Management for managing risk. Our Board and its Committees regularly evaluate these risks and the mitigation strategies employed by Management. In general terms, our committees oversee the following risks:

Audit Committee: All risks related to financial controls, including all applicable legal, regulatory, and compliance risks, as well as the overall risk management governance structure, including evaluating and responding to the assessments of both our internal audit department and our external auditors.

Compensation and Development Committee: All risks associated with the design and elements of our compensation program and related compliance issues, and all risks associated with the process of developing our people and succession planning.

Environmental, Social, Governance and Nominating Committee: All risks within the scope of the Company’s governance programs, climate and environmental risks, and applicable compliance issues.

In performing its oversight responsibilities, the Board relies, in part, upon the results and information gained through the Company’s Enterprise Risk Management Program, and considers the program for amendment, as appropriate. The program is designed to ensure appropriate risk monitoring of, and controls over, risks associated with our business. Risks evaluated through the program include, but are not limited to, those risks related to strategy, operations, acquisition integration, legal, compliance, human resources, mergers & acquisitions, IT & cyber security, operations, and finance.

The Board receives regular reports from Management regarding the status of its risk management programs, and provides input and direction designed to keep the risk management programs effective against the ever-evolving risk landscape applicable generally to commercial enterprises and specifically to our Company.

The Board and Management have developed a culture of risk awareness and risk management that includes annual Company-wide ethics training. Through this constant and interactive process, the Company gains input from its employees as it evaluates risks and updates its management plan accordingly.

DIVERSITY POLICY

In Fiscal Year 2017, our Board formalized a Diversity Policy that it has followed in recent Board candidate searches. Under the Board’s Diversity Policy, the initial list of candidates to be considered must include qualified candidates with diversity of race, ethnicity, and gender. Our Board initiated a Board refreshment plan several years ago and has strictly adhered to the diversity policy in the process of recruiting new members. We are proud of the diversity of thought, experience, and background of our Board.

SUCCESSION PLANNING

Our Board is actively engaged in talent management and succession planning. Our succession plan and talent management programs are reviewed semi-annually with the Compensation and Development Committee, and then reviewed and considered by the full Board. These discussions include an ongoing evaluation of our talent and leadership bench and the succession plan that envisions those individuals’ advancement to key positions in our Company. In addition, high-potential employees are regularly evaluated and engaged in comprehensive training, both on the job and in the classroom.

MANDATORY RESIGNATION POLICY

The Board continues to maintain a mandatory, age-based, resignation policy, requiring each Director who is 72 years of age or older to submit his or her resignation for consideration by the Board at our October Board meeting for action at our Annual Meeting. If the Board accepts the Director’s resignation at the October Board meeting, the Director’s resignation would be effective at

25
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

the Annual Meeting or earlier if agreed to by the Board and the retiring Director.

SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT

We encourage Shareholder communication with the Company and actively engage our Shareholders in dialogue. Any communications from interested parties directed toward our Board or independent Directors specifically may be sent to Andrew E. Graves, our Independent Chairman, who forwards to each of the other Board members or independent Directors, as appropriate, any such communications that, in the opinion of Mr. Graves, deal with the functions of our Board or its Committees. Mr. Graves’ address for this purpose is c/o THOR Industries, Inc., Attention: Corporate Secretary, 52700 Independence Court, Elkhart, IN 46514.

CODE OF ETHICS

We have adopted a written code of ethics, the “THOR Industries, Inc. Business Ethics Policy”, which is applicable to all of our Directors, Officers, and employees, including our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and other Executive Officers identified in this Proxy Statement who perform similar functions. Our code of ethics is posted on our website found at www.thorindustries.com and is available in print to any Shareholder who requests it. Each year members of the management teams at each of our operating companies, as well as our NEOs, along with several thousand front-line leaders at our companies, engage in training on our Business Ethics Policy. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any Selected Officers on our website or by filing a Form 8-K with the SEC.

OUR GOVERNANCE PRACTICES

THOR is committed to governance principles that are designed to be in the best interest of our Shareholders. Our Board evaluates each governance principle as it uniquely applies to THOR. In some instances, this leads our Board to adopt and/or maintain policies that it deems in the best interest of THOR that may not be fully consistent with the views held by others. These decisions and determinations are not made lightly; instead, great consideration is given to the adoption of principles believed to be best suited to THOR’s long-term success. Controlling governance principles include:

•	Our Board currently has a total of nine (9) members, eight (8) of whom are independent, and all of whom have significant business operations and/or management experience.

•	Our Board is not classified, meaning each Director is elected by the shareholders annually.

•	We maintain separate Chairman and CEO positions.

•	Our Chairman is Independent.

•	Directors who are not elected by a majority of votes cast in uncontested elections are required to submit their resignation, subject to acceptance by the Board.

•	The Board and each of its committees conduct an annual self-evaluation.

•	Our Directors and NEOs have stock ownership and retention guidelines.

•	We closely monitor the alignment of our NEO compensation with our long-term shareholder return and with benchmarks.

•	We maintain a policy prohibiting derivative trading, hedging, and pledging of our shares by our Section 16 Officers and Directors.

•

We maintain a “no-fault” clawback policy, compliant with applicable SEC rules that requires all recipients of incentive compensation to repay any compensation awarded based on financial results that are subsequently restated.

•	The Board regularly reviews the Company’s succession plan and talent management program.

•	There is no Shareholder rights plan or “poison pill”.

•	Our Board instituted a mandatory resignation policy requiring each Director 72 years of age or older to submit his or her resignation for consideration by the Board.

•

Our compensation arrangements include a double trigger for all awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award and/or grant.

•	Management and the Board maintain a Shareholder engagement strategy, which has created the opportunity and expectation of outreach to and dialogue with our Shareholders.

•	We maintain an ESG policy effectuated by a committee over which our ESG&N Committee has oversight.

•	Each of our NEOs is party to an Employment Agreement restricting each executive’s right to compete with the Company to the fullest extent allowable by law.

26

DIRECTOR COMPENSATION

For service in Fiscal Year 2024, each of our non-employee Directors received an annual cash retainer of $170,000, payable quarterly, plus reimbursement for expenses. During Fiscal Year 2024, our Chairman received an additional annual $250,000 cash retainer, payable quarterly. The Chair of our Audit Committee received an additional annual cash retainer of $25,000, paid quarterly. The Chairs of our Compensation and Development Committee and ESG&N Committee each received an additional annual cash retainer of $20,000, payable quarterly. The following table summarizes the compensation paid to our non-employee Directors in Fiscal Year 2024:

Director Compensation

NAME	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)	Stock Awards ($)(2)	Total ($)

Andrew E. Graves	$420,000	—	$129,910	$549,910

Christina Hennington	$170,000	—	$129,910	$299,910

Amelia A. Huntington	$190,000	—	$129,910	$319,910

Laurel Hurd	$170,000	—	$129,910	$299,910

Wilson Jones(3)	$85,000	—	$129,910	$214,910

William J. Kelley Jr.	$195,000	—	$129,910	$324,910

Christopher Klein	$190,000	—	$129,910	$319,910

Jeffrey D. Lorenger(4)	$85,000	—	$77,430	$162,430

Peter B. Orthwein	$170,000	—	$129,910	$299,910

(1) Fees consist of an annual cash retainer for Board and Committee service and an additional annual cash retainer paid to the Chairman and the Committee Chairs.

(2) Director Stock Awards were awarded to all then-current directors on October 10, 2023.

(3) Mr. Jones retired from the Board during Fiscal Year 2024 and was paid a retainer for two (2) quarters.

(4) Mr. Lorenger joined the Board February 2024 and on March 25, 2024, he was awarded one-half the number of shares that each Director was awarded on October 10, 2023 (one-half being 705 shares). The Stock Award amount listed in this table is reflective of the value of those 705 shares as of the date of grant to Mr. Lorenger.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Executive Officers

Who Are Not Directors

The following is a list of the names, ages, titles, and certain biographical information of our current Executive Officers who are not Directors as of November 6, 2024. Executive Officers serve at the discretion of our Board of Directors.

Colleen Zuhl
Senior Vice President and Chief Financial Officer Age: 58

Mrs. Zuhl, a Certified Public Accountant, joined our Company in June of 2011 and currently serves as Senior Vice President and Chief Financial Officer. Prior to accepting her role as Vice President and Chief Financial Officer in October of 2013, Mrs. Zuhl served the Company as Vice President and Controller from February of 2013 to October of 2013, Interim Chief Financial Officer from October of 2012 to February of 2013, and Director of Finance from June of 2011 to October of 2012. Prior to joining our Company, Mrs. Zuhl served as Chief Financial Officer of All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE, from August of 2006 to June of 2011.

Trevor Q. Gasper Senior Vice President, General Counsel, and Corporate Secretary Age: 43

Mr. Gasper joined our Company in September 2017, serving first as Corporate Counsel and then as Assistant General Counsel before being appointed Senior Vice President, General Counsel, and Corporate Secretary in December 2021. From 2006 to September 2017, Mr. Gasper was in private practice where his practice focused on representing and advising companies engaged in the RV industry, including our Company and operating companies. Mr. Gasper received his B.A. degree, cum laude, from the University of Evansville and his J.D., cum laude, from Notre Dame Law School.

Todd Woelfer Senior Vice President and Chief Operating Officer Age: 57

Mr. Woelfer joined our Company in August of 2012, and currently serves as Senior Vice President and Chief Operating Officer. Mr. Woelfer served as our Senior Vice President, General Counsel, and Corporate Secretary prior to being promoted to COO in December of 2021. Prior to joining our Company, Mr. Woelfer served as managing partner of May Oberfell Lorber where his practice focused on advising corporate clients. From May of 2007 through May of 2010, Mr. Woelfer served as General Counsel to All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE.

Michele McDermott Chief Human Resources Officer Age: 54

Ms. McDermott has been with our Company since January 2024 and currently serves as our Chief Human Resources Officer. She was previously with Hub Group as their Executive Vice President and CHRO. Ms. McDermott previously served in leadership roles of increasing responsibility at Assurance, National Express Group and United Service Companies. Ms. McDermott received her bachelor’s degree in business administration from Lewis University and Master of Business Administration in Finance and Operations from DePaul University’s Kellstadt Graduate School of Business.

28

Proposal 2

RATIFICATION OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audits of our financial statements and our internal controls over financial reporting for the Fiscal Year ending July 31, 2025. Deloitte was our independent registered public accounting firm for the Fiscal Year ended July 31, 2024. Unless a Shareholder directs otherwise, proxies will be voted FOR the approval of the selection of Deloitte as our independent registered public accounting firm for the Fiscal Year ending July 31, 2025.

Representatives of Deloitte will be present at the Meeting and will have the opportunity to make a statement if they desire to do so.

We are asking our Shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of Deloitte to our Shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our Shareholders.

Board Recommendations
The Board of Directors recommends that the Shareholders vote FOR the ratification of Deloitte & Touche LLP as the company’s Independent Registered Public Accounting Firm.

Independent Registered Public Accounting Firm Fees (Paid To Deloitte & Touche LLP)

The following table represents the aggregate fees billed to us for Fiscal Years 2024 and 2023 by Deloitte:

	Fiscal Year 2024	Fiscal Year 2023

Audit Fees	$5,858,000	$5,774,000

Audit-Related Fees	—	—

Subtotal	$5,858,000	$5,774,000

Tax Fees	$1,106,775	$955,000

All Other Fees	—	—

Total Fees	$6,964,775	$6,729,000

29
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Audit Fees. Represents fees for professional services provided for the audit of our annual financial statements, the audit of our internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees. Represents fees for assurance and related services which are reasonably related to the audit of our financial statements.

Tax Fees. Represents fees for professional services related to taxes, including the preparation of domestic and international returns, tax examinations assistance, and tax planning.

All Other Fees. Represents fees for products and services provided to us not otherwise included in the categories above.

Our Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent registered public accounting firm to us. The policy requires that all services Deloitte, our independent registered public accounting firm, may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by our Audit Committee. Our Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of Deloitte.

Our Audit Committee pre-approved all audit and non-audit services provided by Deloitte during Fiscal Year 2024.

30

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves as the representative of the Company’s Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, monitoring compliance with laws, regulations, and standards of business conduct. The Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.thorindustries.com and is available in print to any Shareholder who requests it.

Management of the Company has the primary responsibility for the financial reporting process, including the system of internal control. In Fiscal Year 2024, the Company’s internal audit department performed extensive diligence and intensive review of the Company’s internal control processes. Deloitte & Touche LLP, an independent registered public accounting firm acting as the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

In carrying out its duties, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Fiscal Year ended July 31, 2024 with the Company’s Management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the disclosures from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from the Company. Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2024.

The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent” as defined under the rules of the NYSE.

The Audit Committee

William J. Kelley Jr., Chair

Amelia A. Huntington

Laurel Hurd

Christopher Klein

The foregoing report of our Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by our Company with the SEC under the Securities Act or the Exchange Act, except to the extent that we incorporate the report by reference in any such document.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We seek input from our shareholders on our compensation program through what is commonly called the “Say on Pay” vote. The Company also invites all shareholders to provide feedback directly to the Company by contacting Trevor Q. Gasper, one of our Named Executive Officers and our Corporate Secretary. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. While the Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation and Development Committee, or the Board, the feedback from our shareholders is very important to us. The Board and the Committee will review the voting results and consider them, along with any specific insight gained from Shareholders of the Company and other information relating to the Shareholder vote on this proposal, when making future decisions regarding executive compensation.

Through your vote of approval, we ask that you endorse the following resolution:

Board Recommendations

The Board of Directors recommends that the Shareholders vote FOR the resolution approving the compensation of our NEOs.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including disclosures in the Compensation Discussion and Analysis section, the compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.

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Compensation

Discussion and Analysis

In our Compensation Discussion and Analysis, we describe the compensation plan for our Named Executive Officers for Fiscal Year 2024. These NEOs are:

•  ROBERT W. MARTIN, our President and Chief Executive Officer

•  COLLEEN ZUHL, our Senior Vice President and Chief Financial Officer

•  TODD WOELFER, our Senior Vice President and Chief Operating Officer

•  KENNETH D. JULIAN, our Former Senior Vice President of Administration and Human Resources*

•  TREVOR Q. GASPER, our Senior Vice President, General Counsel, and Corporate Secretary

•  MICHELE MCDERMOTT, our Chief Human Resources Officer

*  Mr. Julian resigned from the Company in October 2023. The Board determined his resignation was “for good reason” due to a material diminution of Mr. Julian’s duties or responsibilities as provided in his employment agreement with the Company. As a result, certain severance obligations were accrued and are being paid to Mr. Julian as described in the Summary Compensation Table below.

EXECUTIVE SUMMARY

OUR BUSINESS

THOR is the sole owner of operating companies which, combined, make it the largest manufacturer of recreational vehicles in the world. Our Company also owns and operates a strong portfolio of companies that supply materials and components to the recreational vehicle industry. Worldwide, we have operations in over 400 facilities located in six countries and 11 U.S. states.

For more information about our Company, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on September 24, 2024.

FISCAL YEAR 2024 BUSINESS HIGHLIGHTS

The highlight of our Fiscal Year 2024 performance was our European operating segment. Europe continued to reap the benefits of long-term synergy initiatives, supply-chain diversification, and restructured pricing and order-intake processes to deliver record net sales ($3.36 billion), income before income taxes ($231.4 million) and gross profit margin (17.3%). While the European dealer re-stocking cycle is mostly complete and macro-economic uncertainty remains in Europe, our European operations remain poised to be a strong contributor to our Fiscal Year 2025 operating results.

A combination of continued inflation, higher interest rates, economic uncertainty, and lower consumer confidence, among other factors, resulted in a stagnant North American market for the industry. While, as an industry, North American wholesale recreational vehicle sales were relatively flat year-over-year (from 324,525 during our Fiscal Year 2023 to 330,536 during our Fiscal Year 2024), net sales and gross margin declined as retail purchasers gravitated toward more moderately-priced units.

In North America, Management continued to execute on its “Downturn Playbook”, maintaining its focus on our core business. We continued to carefully monitor the market and set only market-reasonable production levels, continued to consolidate production plants, and continued to limit or freeze non-critical capital expenditures. Consequently, our performance during Fiscal Year 2024 in North America was very strong relative to the broader market. Through production and pricing discipline, we were able to minimize margin erosion and, in the course of quickly adapting to shifting consumer focus, we preserved our market-share leading positions in the North American segments in which we participate.

The result of these combined efforts yielded net sales of $10.04 billion; gross margin of 14.5%; net income of $265.3 million; and diluted EPS of $4.94.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

The Company started the fiscal year with a stock price of $115.49 and ended the fiscal year with a stock price of $106.14.

In accordance with its published capital allocation strategy, Management deployed the Company’s cash flow from operations to the long-term benefit of the Company and its shareholders. Specifically, we: (i) increased the Company’s dividend by 6.7% to $1.92 per share (annually), thereby increasing returns to shareholders; (ii) paid $224.2 million to reduce the Company’s long-term indebtedness thereby reducing future interest expense and further strengthening the balance sheet; (iii) repurchased 720,997 shares of common stock at a weighted-average price of $94.85 thereby returning cash to shareholders and increasing shareholder returns; and (iv) invested in facilities, innovation, and technology thereby supporting the next generation of our products.

Management also continued to offer guidance to the investment community. The Company issued full-year guidance for Fiscal Year 2024 (consolidated net sales, consolidated gross profit margin, and diluted earnings per share) concurrently with the announcement of Fiscal Year 2023 earnings in September 2023 and revised its guidance concurrently with each of its second quarter and third quarter earnings releases. Based on the strength of the Company’s fourth quarter performance, the Company met revised guidance on net sales (final net sales of $10.04 billion versus final guidance of $9.80 billion to $10.10 billion). The Company exceeded revised guidance on: (a) gross profit margin (final margin of 14.5% versus final guidance of 13.75% to 14.00%); and (b) EPS (final EPS of $4.94 versus final guidance range of $4.50 to $4.75).

The Company’s guidance continues to be well received by our shareholders and analysts who cover our Company. Considering this, Management provided full-year guidance for Fiscal Year 2025 concurrently with the filing of its 10-K for Fiscal Year 2024 on September 24, 2024.

KEY PERFORMANCE MEASURES FROM FISCAL YEAR 2024:

•	THOR achieved net sales of $10.04 billion, buoyed by our European operations’ segment-record net sales of $3.36 billion.

•	Net income attributable to THOR was $265.3 million.

•	Diluted EPS of $4.94.

•	Cash generated from operations of $545.5 million.

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HIGHLIGHTS OF EXECUTIVE COMPENSATION PRACTICES

What We Do: REMAIN COMPETITIVE Annual benchmarking to compare our executive officers’ pay to our compensation peers and the market more broadly. ALIGN WITH SHAREHOLDER INTERESTS Actual compensation is heavily weighted toward incentive compensation with performance criteria that aligns with the interests of our shareholders. REMAIN COMPLIANT Including the maintenance of our comprehensive and SEC-compliant “no fault” clawback policy. REQUIRE INVESTMENT IN COMPANY Maintenance of and strict adherence to our Stock Ownership and Retention Guidelines. MOTIVATE ACHIEVEMENT OF FINANCIAL GOALS Utilization of challenging short-term and long-term performance metrics that align with the interests of our shareholders. These goals are reset annually and are utilized in determining MIP and LTI awards. USE OF COMPENSATION CONSULTANT The Compensation and Development Committee works with an independent compensation consultant. REVIEW AND EVALUATE TALLY SHEETS The Committee reviews and discusses each executive’s tally sheet before making any decision on the executive’s pay. ANNUAL SHAREHOLDER “SAY ON PAY” VOTE We value our shareholders’ input on our executive compensation practices and programs. Our Board seeks an annual non-binding advisory vote from shareholders to approve executive compensation disclosed in our CD&A, tabular disclosures, and related narrative. What We Don’t Do: EXERCISE UNDUE DISCRETION No upward adjustment of total compensation targets once set and no discretionary awards paid to our NEOs. AWARD OPTIONS OR SARS Our Company does not award stock options or SARs. PROVIDE UNREASONABLE PERQUISITES No perquisites awarded to our NEOS other than a periodic physical exam and ability to lease a recreational vehicle manufactured by one of our North American companies. ALLOW HEDGING OR PLEDGING OF STOCK No hedging, short sale, or pledging of THOR stock. PAY DIVIDENDS BEFORE SHARES ARE EARNED No dividends or dividend equivalents earned on unvested PSUs or RSUs. OUR COMPENSATION PHILOSOPHY: INCENTIVIZE VALUE CREATION BY TYING PAY TO PERFORMANCE OUR PLAN We believe executive compensation should be directly linked to performance and long-term value creation for our shareholders. We provide a framework that encourages outstanding financial results and shareholder returns over the long-term while continuing to attract, retain, and motivate a premier management team to sustain and grow our Company. Our NEO compensation is comprised of (i) a base salary; (ii) a non-equity cash incentive component (our Management Incentive Plan or “MIP”); and (iii) a long-term equity incentive component (“LTI”). The LTI consists of Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”). Fiscal Year 2024 marked the Company’s fifth year under its revised compensation plan which relies heavily upon variable incentive compensation measured by adjusted net income before income tax (our “Company Adjusted NBT”)(1), adjusted return on invested capital (“ROIC”), and adjusted free cash flow (“FCF”). Fiscal Year 2024 marked our first year incorporating non-financial metrics into our NEO compensation plan with 10% of target RSUs being contingent upon Management achieving certain ESG metrics related to employee engagement and retention. The foundation of the compensation plan is an annual benchmarking process to compare Management’s pay to that of our compensation peers, our industry competitors, and the market more broadly. For benchmarking in Fiscal Year 2024, our CEO’s targeted total compensation was set at 48% of the median targeted CEO compensation for our executive compensation peer group. Once target total compensation is determined, half of that targeted compensation is designed to be paid in cash compensation through a combination of base salary and MIP while the other half is designed to be paid as LTI in equal parts RSU and PSU awards. Target LTI Cash 50.0% RSU (NBT) 22.5% PSU (ROIC) 12.5% PSU (FCF) 12.5% RSU (ESG) 2.5%

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

OUR COMPENSATION PHILOSOPHY: INCENTIVIZE VALUE CREATION BY TYING PAY TO PERFORMANCE

OUR PLAN

We believe executive compensation should be directly linked to performance and long-term value creation for our shareholders. We provide a framework that encourages outstanding financial results and shareholder returns over the long-term while continuing to attract, retain, and motivate a premier management team to sustain and grow our Company.

Our NEO compensation is comprised of (i) a base salary; (ii) a non-equity cash incentive component (our Management Incentive Plan or “MIP”); and (iii) a long-term equity incentive component (“LTI”). The LTI consists of Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”). Fiscal Year 2024 marked the Company’s fifth year under its revised compensation plan which relies heavily upon variable incentive compensation measured by adjusted net income before income tax (our “Company Adjusted NBT”)(1), adjusted return on invested capital (“ROIC”), and adjusted free cash flow (“FCF”).

Fiscal Year 2024 marked our first year incorporating non-financial metrics into our NEO compensation plan with 10% of target RSUs being contingent upon Management achieving certain ESG metrics related to employee engagement and retention.

The foundation of the compensation plan is an annual benchmarking process to compare Management’s pay to that of our compensation peers, our industry competitors, and the market more broadly. For benchmarking in Fiscal Year 2024, our CEO’s targeted total compensation was set at 48% of the median targeted CEO compensation for our executive compensation peer group.

Once target total compensation is determined, half of that targeted compensation is designed to be paid in cash compensation through a combination of base salary and MIP while the other half is designed to be paid as LTI in equal parts RSU and PSU awards.

For Fiscal Year 2024, the annual target MIP and 90% of the RSU awards were each converted to a sharing percentage and were awarded relative to the Company’s performance compared to the annually forecasted target Company Adjusted NBT.

The other 10% of the projected RSU awards was awardable based on the NEOs achieving two (2) ESG metrics related to employee engagement and retention in North America.

Though RSU awards are based on a one-year performance period, once awarded, such RSU awards are subject to vesting over a three-year period beginning on the one-year anniversary of the award grant.

The PSU awards are subdivided into two equal awards based upon FCF and ROIC, relative to forecasted performance over a three-year period. At the conclusion of the three-year period, actual FCF and ROIC performance are each measured against the forecasted performance and awards vest based on the following schedule (with ROIC and FCF components measured separately):

Percentage of Realization of Target	Percentage of Payout of Award

Less than 50%	0%

50% – 150%	The actual percentage of realization will equal the percentage of payout

Greater than 150%	200%

The total targeted compensation, the sharing percentages for MIP and RSUs, any ESG metric, and the three-year performance metrics for PSUs are reset each year based on new benchmarking, goal-setting, and forecasting by the Company. Only base salary is guaranteed because: (1) the MIP and 90% of the RSU elements of the incentive compensation pay $0 to our NEOs in circumstances where Company Adjusted NBT is not positive; (2) 10% of the RSU element pays $0 to our NEOs if the ESG metrics related to employee engagement and retention in North America are not achieved; and (3) the PSU element pays $0 to the NEOs when metrics are realized at less than the threshold of 50% of their respective forecasted targets at the end of the three-year period.

(1) See Appendix A for reconciliation of non-GAAP financial measure to most directly comparable GAAP financial measure

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This relative metric mechanism prevents excessive compensation that could arise from steadily growing Company Adjusted NBT, ROIC, and/or FCF as each year the compensation percentages are reset to align with the benchmarked targets and projected Company performance. Accordingly, as targeted performance rises, the sharing percentages used to calculate incentive compensation fall to maintain alignment with benchmarks.

We will continue the critical analysis of our executive compensation plan relative to our return to our shareholders. Based on this ongoing assessment, the Committee will continue to evaluate annually whether the program requires further evolution.

We also regularly solicit feedback from our shareholders who have continually expressed their support of our compensation plan through historical votes and direct feedback.

Shareholder Understanding and Feedback is Important To Us

For the last ten (10) years, we have been actively soliciting input and feedback from our shareholders on our compensation plan. The response to date has been supportive of our program. We will continue to take advantage of opportunities to solicit input from our shareholders because shareholder understanding and feedback is important to us. Our Senior Vice President, General Counsel and Corporate Secretary, Trevor Q. Gasper, coordinates these discussions for us. Feel free to contact Mr. Gasper if you have questions or wish to provide feedback about our compensation program. He can be reached at

(574) 970-7460 or tgasper@thorindustries.com.

In addition to the “pay for performance” principles first adopted by our founders in 1980, our Compensation and Development Committee is guided by the following practices and principles:

1.

BENCHMARK EXECUTIVE PAY. The Committee benchmarks executive compensation levels to the Company’s compensation peer group and to the market generally to ensure that Company pay practices are in line with recognized practices of like-sized manufacturing companies.

2.	WORK WITH COMPENSATION CONSULTANT. In Fiscal Year 2024, the Committee utilized WTW as its compensation consultant.

3.	ATTRACT AND RETAIN TOP LEVEL TALENT. The Committee aims for pay practices that are competitive with industry peers who are our local competition for talent.

4.

ALIGN THE PAY PLAN WITH SHAREHOLDER INTERESTS. The Committee supports a pay plan that places a significant portion of executives’ pay at risk, making it variable and dependent upon the Company’s Adjusted NBT, ROIC, FCF, and achievements of ESG metrics.

5.

INCENTIVIZE SUSTAINED PROFITABILITY. The Committee promotes a pay plan that incentivizes executives to deliver sustained profitability for Shareholders within the guidelines of good corporate governance. The three-year vesting schedule for the RSU component of LTI, and the multi-year performance measurement period for the PSU component of LTI, not only help retain key talent, they also incentivize management to perform over the long term.

6.

IDENTIFY AND MANAGE RISK. The Committee evaluates and seeks to minimize risk exposure that is inherent in any pay for performance plan. A strong “no fault” clawback policy helps mitigate the risk as does diligent review of the process that results in compensation decisions.

7.

NO OPTIONS. Stock options are not currently a component of THOR’s compensation plan. While no option awards were granted in Fiscal Year 2024 and none are anticipated in the future, the Board has adopted a resolution prohibiting the granting of any stock options, stock appreciation rights, or other stock option-like awards at a time when the Board or Company is aware of material non-public information.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

8.

MAINTAIN A SIMPLE, TRANSPARENT PAY PROGRAM AND AVOID ANY SIGNIFICANT PERQUISITES FOR OUR EXECUTIVES. In Fiscal Year 2024, our NEOs received no perquisites of employment that are not available to all of THOR’s full-time employees other than: (i) a periodic physical exam (and ancillary health services related to that exam); and (ii) the ability to lease one of the Company’s North American recreational vehicle products (discussed below).

9.

EXERCISE LIMITED OR NO DISCRETION. The Company’s pay program is designed to award the management team when performance merits it and to respond appropriately when performance does not. Accordingly, the Committee does not actively revisit the outputs from our program to adjust pay upward or downward. While the Committee has, on very limited occasions, issued unplanned discretionary bonuses in the circumstances of a limited, not likely to be repeated, outstanding performance, we otherwise generally do not exercise discretion in awarding compensation to our NEOs. No discretionary bonuses have been awarded since Fiscal Year 2016.

10.

MAINTAIN A “NO FAULT” CLAWBACK POLICY. The Board is required to clawback any incentive-based compensation (whether cash or equity, including time- and performance-based equity awards) paid to any executive within the last three (3) fiscal years preceding the issuance of any restated financial statement if such restated financial statement impacts the amount of incentive compensation that should have been paid under any incentive-based pay program. This policy was reviewed and modified during Fiscal Year 2023 to ensure compliance with the final SEC rule.

11.

MAINTAIN A VIGILANT INSIDER TRADING POLICY. The Company has adopted and regularly monitors an insider trading policy governing the purchase, sale, and other disposition of the Company’s securities by directors, officers, and employees. The policy is designed to promote compliance with insider trading laws, rules, and regulations as well as applicable listing standards.

12.

AVOID SINGLE TRIGGER VESTING OF EQUITY-BASED AWARDS UPON CHANGE IN CONTROL. In Fiscal Year 2015, the Board approved (for implementation in Fiscal Year 2016) a double trigger for all future awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award.

13.

PROHIBIT HEDGING OR PLEDGING OF COMPANY SECURITIES BY OUR NEOs AND BOARD MEMBERS. The Company prohibits Executive Officers and members of its Board members from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

SHAREHOLDER SUPPORT FOR OUR 2023 ADVISORY VOTE ON EXECUTIVE COMPENSATION AND SHAREHOLDER OUTREACH PROGRAM

At the 2023 Annual Meeting, shareholders approved our advisory Say on Pay proposal in support of our executive compensation program by a vote of 90%.

We regularly communicate with our shareholders regarding a variety of topics and involve independent directors in these conversations as appropriate. We welcome continued engagement on compensation matters and other issues relevant to our business.

LOOKING BACK: REVIEWING THE ELEMENTS OF COMPENSATION FROM FISCAL YEAR 2024

BASE SALARY

Base salaries are part of the compensation package paid to our executives and are determined according to various factors, including benchmarking, experience, talent, contribution, industry standards, expectations, and performance.

On an annual basis, all executive employees’ base salaries are reviewed for possible adjustments. Adjustments, though, are an exception and not the rule. While the Compensation and Development Committee considers the market practices of our peer group as a guide for recognized ranges of base compensation, due to our emphasis on performance-based pay, the Compensation and Development Committee intentionally sets base salaries for our CEO and other NEOs well below average for our peer group.

For Fiscal Year 2024, no adjustment to base salaries was made for our existing NEOs except for Mr. Gasper, whose base salary was increased to $600,000. Mr. Gasper’s base salary was increased to bring his salary more in line with the bottom quartile of his compensation peer group benchmark.

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Our CEO’s base salary is $750,000 and has not been adjusted since Fiscal Year 2013. This base salary is the lowest in our 2024 compensation peer group(2) (more than 30% lower than the next lowest). Thus, analysis that compares other elements of compensation as a multiple of CEO base salary do not hold as much meaning for THOR as they might with other companies.

VARIABLE INCENTIVE COMPENSATION

Variable performance-based elements comprise the highest percentage of our NEOs’ compensation. Payouts under these elements (MIP and LTI) are determined based on our Company Adjusted NBT, FCF, and ROIC measured against the Board’s approved forecast for the fiscal year or three-year performance period as well as against ESG metrics selected to provide value to the Company and Shareholders. As stated above, our NEOs’ base salary is intentionally set below market, emphasizing this incentive-based pay. For Fiscal Year 2024, our NEOs’ compensation was approximately 87%(3) incentive-based pay. Our compensation philosophy has long promoted such heavy reliance on variable performance-based pay relative to the Board’s approved forecast for the Fiscal Year to align Management’s performance with shareholder interests.

CASH-BASED VARIABLE INCENTIVE AWARDS

Our MIP provides cash-based variable incentive compensation. As set forth in the accompanying Appendix A, we generally rely on GAAP numbers to calculate our Company Adjusted NBT and then make standard adjustments to exclude certain gains and/or losses as a result of LIFO, non-controlling interests, detrimental or incremental impacts to NBT as a result of non-forecasted M&A activity, and certain foreign currency exchange gains/ losses. Target Company Adjusted NBT is determined prior to our Fiscal Year or within the first quarter thereof and a sharing percentage is calculated as “target MIP” divided by “target Company Adjusted NBT.” The result of that calculation is converted to a percentage. The amount of earned MIP for our NEOs is calculated and paid based on the Company Adjusted NBT on a quarterly basis. Beginning in Fiscal Year 2024, the Committee established a maximum cash-based variable incentive award to be paid in any fiscal year of $15,000,000.

The key incentive metrics for our Fiscal Year 2024 MIP and total MIP actually paid for our NEOs were as follows:

Fiscal Year 2024 Key Incentive Metrics

NAME	Performance Metric(1)	Award

Robert W. Martin	1.244% of Company Adjusted NBT	$4,166,902

Colleen Zuhl	0.459% of Company Adjusted NBT	$1,537,466

Todd Woelfer	0.475% of Company Adjusted NBT	$1,591,060

Kenneth D. Julian(2)	0.139% of Company Adjusted NBT	—

Trevor Q. Gasper	0.167% of Company Adjusted NBT	$559,383

Michele McDermott(3)	0.051% of Company Adjusted NBT	$131,198

(1) Fiscal Year 2024 target Company Adjusted NBT was $456,148,000. Actual Company Adjusted NBT for Fiscal Year 2024 was $334,960,000.

(2) Mr. Julian did not earn, and was not paid, any MIP attributable to Fiscal Year 2024.

(3) Ms. McDermott started with the Company in January 2024 and earned quarterly MIP for the third and fourth quarters of Fiscal Year 2024 based upon a pro-rated target Company Adjusted NBT.

(2) Peer group salary data referenced in this paragraph relates to the most recent disclosed summary compensation table data for each such peer.

(3) This percentage was calculated excluding Mr. Julian who, due to the date of his resignation, did not earn any incentive-based pay for Fiscal Year 2024.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

The executive’s eligibility to receive the cash incentive compensation is contingent upon the executive being employed with the Company or an operating company at the time of payment; certification by our Compensation and Development Committee that the amount proposed to be paid under the plan is consistent with pre-determined formulas; and a determination that, upon considering any relevant factors including our “no-fault” clawback policy, no cause exists to consider payment of a lesser amount.

LONG-TERM EQUITY INCENTIVE PLAN

Our LTI is comprised of both RSUs and PSUs. As discussed above, the target RSUs awarded for Fiscal Year 2024 were separated into two tranches: (1) a tranche consisting of 90% of the target RSUs evaluated on a single year (Fiscal Year 2024) performance of Company Adjusted NBT; and (2) a tranche consisting of 10% of the target RSUs evaluated based on Management’s achievement of ESG metrics related to employee engagement and retention. The actual award under each tranche is based on actual Company performance.

The PSUs awarded in Fiscal Year 2024 will be evaluated on a three-year aggregate cycle (Fiscal Years 2024, 2025, and 2026) with the number of shares to be awarded based on an analysis of performance to target (ROIC and FCF) after the conclusion of Fiscal Year 2026.

The RSUs awarded during Fiscal Year 2024, based on the metrics identified in the table below, are eligible to vest in three (3) equal annual installments beginning on the first anniversary of the grant. Participants must generally remain employees of our Company or one of its operating companies through the vesting period to be entitled to receive the stock that is issued upon vesting of the RSUs. An important tool for talent retention, our LTI program provides that, subject to any contrary terms in an employment agreement, any employee who leaves our Company before the vesting date immediately forfeits their right to receive any and all outstanding unvested RSUs and forfeits outstanding PSUs for which the relevant performance period has not ended.

The value of the RSU and PSU awards granted to our NEOs for Fiscal Year 2024 were as follows:

Fiscal Year 2024 RSU and PSU Awards

NAME	RSU %	RSU Amount	Total RSU Amount(1)	PSU Amount(1)	Total LTI

Robert W. Martin	90% (Company Adjusted NBT) 10% (ESG)	$2,123,396(2) $321,293	$2,444,689	$3,212,930	$5,657,619

Colleen Zuhl	90% (Company Adjusted NBT) 10% (ESG)	$932,087(3) $141,035	$1,073,122	$1,410,350	$2,483,472

Todd Woelfer	90% (Company Adjusted NBT) 10% (ESG)	$930,237(4) $140,755	$1,070,992	$1,407,550	$2,478,542

Kenneth D. Julian(5)	90% (Company Adjusted NBT) 10% (ESG)	— —	—	—	—

Trevor Q. Gasper	90% (Company Adjusted NBT) 10% (ESG)	$449,240(6) $67,975	$517,215	$679,750	$1,196,965

Michele McDermott	90% (Company Adjusted NBT) 10% (ESG)	$132,972(7) $21,250	$154,222	$212,500	$366,722

(1) The RSU and PSU values are determined based on FASB ASC Topic 718. The PSU amount listed represents the grant date value of the award on the date of the grant that would be achieved on a three-year cycle ending July 31, 2026, if target ROIC and FCF objectives are met.

(2) Mr. Martin’s target RSU amount for Fiscal Year 2024 was $3,212,930. 90% of this target was awarded relative to the Company’s achievement of target Company Adjusted NBT of $456,148,000 and 10% was awarded relative to Management’s achievement of certain ESG metrics related to employee engagement and retention.

(3) Mrs. Zuhl’s target RSU amount for Fiscal Year 2024 was $1,410,350. 90% of this target was awarded relative to the Company’s achievement of target Company Adjusted NBT of $456,148,000 and 10% was awarded relative to Management’s achievement of certain ESG metrics related to employee engagement and retention.

(4) Mr. Woelfer’s target RSU amount for Fiscal Year 2024 was $1,407,550. 90% of this target was awarded relative to the Company’s achievement of target Company Adjusted NBT of $456,148,000 and 10% was awarded relative to Management’s achievement of certain ESG metrics related to employee engagement and retention.

(5) Mr. Julian did not earn any RSUs for Fiscal Year 2024 and he did not receive a grant of PSUs.

(6) Mr. Gasper’s target RSU amount for Fiscal Year 2024 was $679,750. 90% of this target was awarded relative to the Company’s achievement of target Company Adjusted NBT of $456,148,000 and 10% was awarded relative to Management’s achievement of certain ESG metrics related to employee engagement and retention.

(7) Ms. McDermott’s target RSU amount for Fiscal Year 2024 was a pro-rated $212,500. 90% of this target was awarded relative to the Company’s achievement of a pro-rated (due to her start date in January 2024) target Company Adjusted NBT and 10% was awarded relative to Management’s achievement of certain ESG metrics related to employee engagement and retention.

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ADDITIONAL COMPENSATION ELEMENTS

BENEFITS AND PERQUISITES

Unlike most of our peers, we offer no substantial benefits or perquisites to our NEOs that are not available to our broader employee population except for: (i) a requested periodic physical exam and ancillary health services to assess the health of our NEOs and certain other executives; and (ii) beginning in Fiscal Year 2024, we provide our NEOs with the opportunity to lease and exclusively use one of our Company’s North American recreational vehicles. The recreational vehicle leased to the NEO is at no direct cost to the NEO but the NEO is responsible for certain ancillary costs including fuel, maintenance, and insurance. The recreational vehicle options for our NEOs are limited to those vehicles having a wholesale value under $250,000. This program was initiated so our NEOs (and any other executive officer whose target compensation is at least 40% equity) can: (1) obtain a first-hand understanding of our products and our customers’ RV experience; (2) better relate to and communicate with our customers, dealers, suppliers, and shareholders; and (3) assist in evaluating product design, efficiency, customer service, and maintenance experience. The program does not impose any incremental cost on the Company, but each NEO participating in the program will be treated as receiving taxable compensation representing the value of the benefit. The Company does not provide tax gross-ups for any benefit so the NEO is responsible for the tax impact associated with both of our perquisite programs.

RETIREMENT PLANS

Our Company does not offer retirement plans to our NEOs. Furthermore, consistent with past practice, our NEOs, like all highly compensated employees of the Company, were excluded from eligibility in our Company-sponsored 401(k) plan in Fiscal Year 2024 but may participate in our non-matching Deferred Compensation Program that is available to all full-time employees who are precluded from participating in our 401(k) program by virtue of their income.

STOCK OWNERSHIP AND RETENTION GUIDELINES

Our Board maintains stock ownership guidelines for our NEOs and our Board. During Fiscal Year 2023, our Board’s stock ownership guideline was increased to four (4) times the Board retainer amount. The guidelines require retention of the following levels of Company stock:

Title	Stock Ownership Level

Chief Executive Officer	5 times base salary

Other NEOs	3 times base salary

Board of Directors	4 times base annual retainer

Our NEOs must satisfy the requirement within five (5) years of their first LTI award in their current position. The Board of Directors must satisfy the requirement within five (5) years of the date of their first annual award. All Board members and NEOs are either in compliance with the guidelines or are expected to come into compliance within the required timeline.

CLAWBACK POLICY

Our Board of Directors is required, on a “no fault” basis, to clawback any excess incentive-based compensation (whether equity or cash, including time- and performance-based equity awards) paid to any Executive Officer within a current fiscal year or the three immediately preceding fiscal years of the issuance of any restated financial statement if such restated financial statement impacts the amount of incentive compensation that should have been paid under any incentive-based pay program. Our clawback policy is fully compliant with (and more expansive than) the SEC’s final rule adopted on January 27, 2023.

ANTI-HEDGING AND PLEDGING POLICY

Our Company prohibits our Executive Officers and members of the Board of Directors from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

SEVERANCE PLANS AND CHANGE IN CONTROL AGREEMENTS

Our Company has employment agreements with each of our Named Executive Officers. Updated and adopted during Fiscal Year 2023, these contracts contain non-competition and non-solicitation obligations that, prior to 2021, were not part of our NEOs’ employment relationship with the Company and, prior to 2021, were not standard within the RV industry. The purpose of the contracts and non-competition provisions was to secure the exclusive services of our Management Team for the duration of the contracts and for a period of time post-employment. The RV industry is very competitive, and its history is replete

41
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

with examples of key leaders leaving their company to start competitive businesses. Given Management’s longevity and track record of growth with the Company, the contracts remain important to secure and to protect the Company from such risk. As such, an essential element of the employment agreement was that each executive agrees not to compete against the Company during the term of his or her employment and for a period of two (2) years following termination of employment. The agreements also include confidentiality undertakings and agreements not to solicit Company customers or employees. The RV industry has a comparatively low barrier to entry, geographic concentration, and relies upon personal relationships with suppliers and dealers. Thus, the Company obtained a substantial benefit by collecting non-competition agreements from its NEOs in Fiscal Year 2021 and renewing these agreements with updated terms in Fiscal Year 2023.

A cornerstone of the THOR Industries, Inc. 2016 Equity and Incentive Plan (as amended) (our “2016 Plan”) is its double-trigger vesting requirement. Specifically, the 2016 Plan provides for the vesting of shares only upon the occurrence of both a Change in Control (as defined by the 2016 Plan) and either a corresponding change in employment status or the failure of an acquirer to assume the awards.

The aggregate value of change in control and termination benefits for each NEO is summarized under the subheading, “Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers” on page 52.

SECTION 409A OF THE CODE

Our compensation plans and programs are designed to comply with Section 409A of the Code, which places strict restrictions on plans that provide for the deferral of compensation.

HOW WE MAKE COMPENSATION DECISIONS AND WHY WE MADE THEM FOR FISCAL YEAR 2024

THE COMPENSATION COMMITTEE

Our Compensation and Development Committee is responsible for the oversight of our Executive Management compensation plan. Each year, the Committee engages in a thorough evaluation of the performance of our NEOs. The Board of Directors conducts a review of our CEO, Mr. Martin. These evaluations are significant inputs for the

Committee as it determines the percentage of the peer group benchmark at which to set target compensation.

Mr. Martin does not participate in his own performance evaluation or in setting his own compensation. For the other NEOs, the Chairman of the Board and the CEO evaluate each NEO’s individual performance and recommend to the Compensation and Development Committee a tailored compensation plan that relies on peer benchmark data for that individual. The Compensation and Development Committee then reviews and votes to approve or modify these recommendations.

For more information on the Compensation and Development Committee, see the Corporate Governance Section of this Proxy Statement. Additionally, the Compensation and Development Committee’s charter can be found on our Company website at www.thorindustries.com.

OUR INDEPENDENT COMPENSATION CONSULTANT

In Fiscal Year 2024, the Compensation and Development Committee utilized WTW as its compensation consultant. WTW reports directly to the Committee, and the Committee is empowered to retain or replace WTW or hire additional consultants at any time. A representative of WTW regularly attends the Committee meetings and provides data and advice to the Committee throughout the year. Additionally, a representative from WTW regularly meets in executive session with the Committee.

WTW’s role is to provide market and peer group data and to advise the Committee on compensation-related decisions.

During Fiscal Year 2024, the compensation consultant provided the following services to the Committee:

•	Provided periodic reports of executive compensation trends;

•	Provided peer group analysis, including benchmarking data, supporting recommendations for the Company’s board and executive compensation;

•	Reviewed drafts and commented on elements of the Company’s Compensation Discussion and Analysis; and

•	Advised the Committee of regulatory developments.

In Fiscal Year 2024, the total fees and expenses paid to WTW were $240,636.

42

OUR COMPENSATION PEER GROUP

Importantly, WTW assists the Committee in determining an appropriate compensation peer group. Our Company has a unique challenge in its peer review process. The Company’s largest competitor is part of a multinational conglomerate holding company and its executive pay practices are not publicly available but available information indicates that their program is heavily weighted to cash compensation. Two competitors are publicly traded but those competitors are not reasonable compensation peers due to significant size differences relative to the Company. Geographic proximity to our OEM and supply competitors makes the competition for key industry talent an ever-present challenge.

Our compensation plan is, therefore, designed to attract and retain industry-leading talent through a program that is reasonable and heavily tied to our Company’s financial performance. In Fiscal Year 2024, as it has previously, the Committee benchmarked its executive pay against a peer group of publicly traded companies and used this data in conjunction with our own industry-specific knowledge in evaluating its executive compensation practices. The Compensation and Development Committee periodically reviews and, as necessary, updates the peer group. Our general guidelines for our peer group are to include companies that are one-half to two times our net sales. Our peer group represents manufacturing companies of similar size as expressed in sales and market capitalization. Additionally, we seek to identify manufacturing companies that introduce their products to market through dealerships or franchises. While the compensation peer group is not comprised of our market competitors, it nevertheless provides a meaningful basis for market comparison of our executive compensation packages. Included in our peer evaluation was the consideration of the disclosed peers of the members of our peer group. We believe our compensation peer group for Fiscal Year 2024 represents a solid comparator group for our Company. Our peer group for Fiscal Year 2024 consisted of the following companies*:

We evaluate our pay for performance system on a regular and consistent basis. In doing so, we analyze the peer group’s compensation data as reported in their most recent proxy statements. In this process, we measure actual pay data with comparable NEOs and the aggregate NEO compensation. We also evaluate the fixed and incentive-based variables of our compensation program as compared to the peer group. This information is then presented to the Committee for its consideration as it determines the appropriate compensation of our NEOs.

MEASURING ALIGNMENT: EVALUATING THE RELATIONSHIP BETWEEN OUR FISCAL YEAR 2024 PERFORMANCE AND OUR COMPENSATION

As previously noted, our founders developed a compensation strategy that was specifically intended to align pay with Company financial performance, which, over the long-term, aligns NEO pay with our shareholders’ interests.

Consistent with prior years, our Fiscal Year 2024 compensation plan relied heavily upon variable incentive-based pay. The following graph and table depict the relative breakdown between base salary and variable incentive pay for Mr. Martin over the last two fiscal years:

	Base Salary	MIP/Non-Equity Incentive Award	LTI-RSUs (NBT)	LTI-RSUs (ESG)	LTI-PSUs(1)	Total Compensation

FY 2024	$750,000	$4,166,902	$2,123,396	$321,293	$3,212,930	$10,574,521

FY 2023	$750,000	$4,196,310	$2,372,979	n/a	$3,248,200	$10,567,489

(1) PSU Amount listed represents value of award on the date of the grant that would be achieved on a three-year cycle ending if target ROIC and FCF objectives are met.

As illustrated in the following charts, implementation of our philosophy resulted in approximately 93% of our CEO compensation as reported on the Summary Compensation Table and approximately 87% of our NEO compensation as reported on the Summary Compensation Table being variable, performance-based compensation for Fiscal Year 2024.

44

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For Fiscal Year 2024, the Compensation and Development Committee was comprised of four (4) independent directors (Amelia A. Huntington, Wilson Jones, Christina Hennington, and Laurel Hurd) from August 1, 2023 through December 15, 2023 at which time Mr. Jones retired from the Board. The Committee was again comprised of four (4) independent directors beginning when Mr. Lorenger joined the Board on February 1, 2024. No member of the Compensation and Development Committee is a current or, during our Fiscal Year 2024 or any time before, was a former officer or employee of the Company or any of its operating companies. During Fiscal Year 2024, no member of the Compensation and Development Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. In Fiscal Year 2024, none of our Executive Officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation and Development Committee of the Company.

COMPENSATION RISK ASSESSMENT

As our Compensation and Development Committee evaluates our compensation programs, it considers many areas of risk potentially associated with the various programs as well as steps that can be taken to mitigate those risks. The process of risk consideration and, when appropriate, risk mitigation is a dynamic process that is considered at each Committee meeting. This process includes consideration of many factors, including:

•	Oversight of the business and the MIP and LTI compensation provided to our NEOs;

•	Appropriate weighing of performance-based compensation;

•	Our entrepreneurial culture, which we believe encourages employees to think like owners;

•	Our internal controls, which we believe to be very strong and are consistently reviewed for further opportunity of improvement;
•	Rigorous internal audits that are conducted throughout our Company on a regular basis;

•	Our enterprise risk management program, including a formal annual assessment of the risks facing our Company led by senior management;

•

Stock ownership guidelines, the time-based vesting component of RSU awards under our LTI program and the multi-year performance measurement periods for the FCF and ROIC components of PSUs awarded under our LTI program, which encourage long-term value creation, and serve to counterbalance potentially significant short-term incentive-based compensation;

•	Consultation with and reliance on advice provided by our outside compensation consultant, WTW;

•	The performance criteria of our MIP and LTI programs, which emphasize overall Company results over individual performance;

•

Linear award calculations under our MIP, with no steep payout curves or disproportionate increases in compensation payout thresholds that might create incentives to take greater risks for greater rewards;

•	Our ability to consider non-financial, compliance, and other qualitative performance factors in determining actual compensation payouts for Executive Officers;

•	Our ability to use downward discretion in awarding incentive-based compensation and ability to claw back payments;

•	Company reporting structures including finance officers of each of our operating companies report to our Chief Financial Officer; and

•

The relative performance of the compensation program as assessed through the analytics utilized by shareholder advisory firms, which allows for dynamic monitoring of the pay program’s alignment with our compensation peer group and our own performance.

We do not believe that our compensation program creates risk that is reasonably likely to have a material adverse effect on the Company. However, we will continue to monitor risks associated with our pay practices.

45
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE

We, the Compensation and Development Committee of the Board of Directors of THOR Industries, Inc., have reviewed and discussed with Management the Compensation Discussion and Analysis contained in this Proxy Statement. After our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2024.

The Compensation and Development Committee

Amelia A. Huntington - Chair

Christina Hennington

Laurel Hurd

Jeffrey D. Lorenger

46

EXECUTIVE COMPENSATION

The following tables, narrative, and footnotes disclose the compensation earned by the Named Executive Officers of the Company. During Fiscal Year 2024 the Named Executive Officers included: (i) the President and Chief Executive Officer; (ii) the Senior Vice President and Chief Financial Officer; (iii) the Senior Vice President and Chief Operating Officer; (iv) the former Senior Vice President of Administration and Human Resources; (v) the Senior Vice President, General Counsel, and Corporate Secretary; and (vi) the Chief Human Resources Officer.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes the total compensation awarded to our Named Executive Officers in Fiscal Years 2024, 2023, and 2022(1):

NAME AND PRINCIPAL POSITION	Year	Salary ($)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Comp ($)(5)	Total ($)

Robert W. Martin	2024	750,000	—	5,657,619	—	4,166,902	—	—	10,574,521
President and Chief Executive	2023	750,000	—	5,621,179	—	4,196,310	—	—	10,567,489
Officer	2022	750,000	—	7,391,246	—	7,725,472	—	—	15,866,718

Colleen Zuhl	2024	725,000	—	2,483,472	—	1,537,466	—	7,112	4,753,050
Senior Vice President	2023	725,000	—	2,478,583	—	1,564,550	—	—	4,768,133
and Chief Financial Officer	2022	725,000	—	2,829,035	—	2,313,106	—	—	5,867,141

Todd Woelfer	2024	650,000	—	2,478,542	—	1,591,060	—	—	4,719,602
Senior Vice President	2023	650,000	—	2,491,649	—	1,626,718	—	—	4,768,367
and Chief Operating Officer	2022	600,000	—	2,997,150	—	2,691,065	—	—	6,288,215

Kenneth D. Julian(6)	2024	150,000	—	—	—	—	—	2,478,328	2,628,328
Former Senior Vice President	2023	600,000	—	1,181,967	—	559,508	—	—	2,341,475
of Administration and Human	2022	600,000	—	1,553,284	—	967,574	—	—	3,120,858
Resources

Trevor Q. Gasper	2024	600,000	—	1,196,965	—	559,383	—	—	2,356,348
Senior Vice President, General	2023	500,000	—	931,340	—	419,631	—	—	1,850,971
Counsel, & Corporate Secretary	2022	364,946	—	747,730	—	303,510	—	—	1,416,186

Michele McDermott(7)	2024	237,500	—	366,722	—	131,198	—	—	735,420
Chief Human Resources Officer	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—

(1) All compensation figures in this table are rounded to the nearest dollar.

(2) The amounts in this column reflect the payment of discretionary bonuses. No discretionary bonuses were paid during Fiscal Years 2024, 2023, or 2022.

(3) Share awards values were determined in accordance with FASB ASC Topic 718. For information about the assumptions used by the Company in calculating the value of the awards, see Note 17 to the Company’s consolidated financial statements in the Form 10-K. The amount stated represents equity incentive plan awards awarded to each NEO consisting of: (i) RSU amounts based 90% on each NEO’s designated percentage of Fiscal Year 2024 Company Adjusted NBT and 10% based on the achievement of certain ESG metrics; all 100% valued as of the grant date as discussed on page 39; and (ii) PSU amounts calculated based on the grant date value of the award that would be achieved on a three-year cycle if target ROIC and FCF objectives are met. No PSUs will vest if a threshold is not met. For more information on threshold, target, and maximum PSUs granted in Fiscal Year 2024, see Grants of Plan-Based Awards in Fiscal Year 2024 which follows.

(4) The amounts shown in this column are amounts earned under our MIP program for Fiscal Year 2024.

(5) All Other Comp for Mrs. Zuhl consists of the incremental cost to the Company for an annual physical and health screening in Fiscal Year 2024. All Other Comp for Mr. Julian consists of all amounts paid and all amounts accrued to be paid to Mr. Julian as part of his separation from employment effective October 20, 2023. Because Mr. Julian’s resignation was determined to be “for good reason” under his executive employment contract due to a material diminution of Mr. Julian’s duties or responsibilities, the Company accrued a severance obligation to Mr. Julian of $2,466,500 payable in 24 equal monthly installments. Through July 31, 2024, the Company had paid COBRA premiums of $11,828 on Mr. Julian’s behalf and had paid Mr. Julian $924,937 in severance benefits. The remaining amount reflected in this column was accrued as of July 31, 2024, but is due to be paid in 15 equal monthly payments each month after July 2024.

(6) Mr. Julian resigned from the Company in October 2023.

(7) Ms. McDermott started with the Company in January 2024.

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NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2024

The following table summarizes the grants made to each of our NEOs for Fiscal Year 2024 under our 2016 Plan or other plans or arrangements:

		Estimated Possible Payouts Under			Estimated Possible Payouts Under				Grant Date Fair Value of Share and Option Awards $(4)
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards

NAME	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(2)	Threshold ($)(#)	Target ($)(#)		Maximum ($)(#)

Robert W. Martin	9/21/2023 (MIP)	$0	$5,675,860	$15,000,000

	9/21/2023 (RSU)				$0	$3,212,930	(3)		$2,444,689

	9/21/2023 (PSU)				16,853	33,706	(5)	67,412	$3,212,856

Colleen Zuhl	9/21/2023 (MIP)	$0	$2,095,700	$15,000,000

	9/21/2023 (RSU)				$0	$1,410,350	(3)		$1,073,122

	9/21/2023 (PSU)				7,397	14,794	(5)	29,588	$1,410,164

Todd Woelfer	9/21/2023 (MIP)	$0	$2,165,100	$15,000,000

	9/21/2023 (RSU)				$0	$1,407,550	(3)		$1,070,992

	9/21/2023 (PSU)				7,383	14,766	(5)	29,532	$1,407,495

Kenneth D. Julian	9/21/2023 (MIP)	$0	$633,250	$15,000,000

	9/21/2023 (RSU)				$0	$616,625	(3)		$0

	—				—	—		—	—

Trevor Q. Gasper	9/21/2023 (MIP)	$0	$759,500	$15,000,000

	9/21/2023 (RSU)				$0	$679,750	(3)		$517,215

	9/21/2023 (PSU)				3,565	7,130	(5)	14,260	$679,632

Michele McDermott	1/29/2024 (MIP)	$0	$187,500	$15,000,000

	1/29/2024 (RSU)				$0	$212,500	(3)		$154,222

	1/29/2024 (PSU)				1,118	2,236	(5)	4,472	$252,847

(1) To determine awards granted during Fiscal Year 2024, we calculated a percentage share for MIP based on target MIP divided by a target Company Adjusted NBT of $456,148,000. The target Company Adjusted NBT was pro-rated for Ms. McDermott when she joined the Company in January 2024. The number set forth in this column represents the target MIP. Actual MIP payments based upon actual Company Adjusted NBT for Fiscal Year 2024 are included in the Summary Compensation Table above.

(2) Our 2016 Plan limits total cash awards at $20,000,000 in any calendar year and, beginning in Fiscal Year 2024, the Compensation and Development Committee has further limited total cash awards to $15,000,000 in any fiscal year.

(3) This number represents the target RSU value. For the RSU portion of the equity incentive awards granted during Fiscal Year 2024, 90% of the target consisted of RSUs to be awarded based on the actual Company Adjusted NBT relative to a target Company Adjusted NBT of $456,148,000 and 10% of the target consisted of RSUs to be awarded based on the achievement of certain ESG metrics related to employee retention and culture.

(4) Represents the fair value of awards at target as of the grant date pursuant to FASB ASC Topic 718.

(5) As described on page 35, each NEO was awarded performance stock units under the 2016 Plan from which Common Stock may be distributable. These targeted awards are subject to adjustment at the conclusion of the three-year measurement period based upon the Company’s performance against its goals for both ROIC and FCF. Payout for the PSUs will be adjusted based on the following schedule (with ROIC and FCF components measured separately and weighted equally):

Percentage of	Percentage of
Realization of Target	Payout of Award

Less than 50%	0%

50% – 150%	The actual percentage of realization will equal the percentage of payout

Greater than 150%	200%

48

SUMMARY OF EQUITY COMPENSATION PLANS

THOR INDUSTRIES, INC. 2016 EQUITY AND INCENTIVE PLAN, AS AMENDED

Our 2016 Equity Incentive Plan, as amended, (the “2016 Plan”) is designed to enable us to obtain and retain the services of the types of employees and Directors who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of our Shareholders. The maximum number of shares issuable under the 2016 Plan, as amended, is 3,600,000 (subject to adjustment to reflect certain corporate transactions or changes in our capital structure), with 823,120 shares remaining available as of July 31, 2024 to be granted under the 2016 Plan, subject to recycling provisions in the 2016 Plan for canceled, forfeited, or expired shares.

The 2016 Plan is set to terminate, by its terms, on October 10, 2026. The Company anticipates presenting a 2025 Equity Incentive Plan to the Shareholders for review and approval at its 2025 annual meeting to be held in December 2025.

Administration

The 2016 Plan is administered by the Compensation and Development Committee (our “Committee”). Among other responsibilities, the Committee selects participants from among the eligible individuals, determines the number of shares of Common Stock that will be subject to each award, and prescribes the terms and conditions of each award, including without limitation the exercise price, methods of payment, vesting provisions, and restrictions on awards.

Eligibility

Our employees and Directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees and Directors or those of our affiliated companies, are eligible to receive awards.

Available Equity Awards

Stock Options

Under the 2016 Plan, the Committee may grant incentive and non-statutory stock options. The exercise price of an incentive or non-statutory stock option generally must be at least 100% (and in the case of an incentive stock option granted to a more than 10% Shareholder, 110%) of the fair market value of the Common Stock subject to that option on the date that option is granted. The Committee determines the rate at which options vest (provided options granted under the 2016 Plan may vest only after the expiration of a minimum one-year period from the date of the award) and any other conditions with respect to exercise of the options, in each case subject to the terms of the 2016 Plan. Only employees may be granted incentive stock options. No options were granted or were outstanding in Fiscal Year 2024. The Board has adopted a resolution prohibiting the granting of any stock options, stock appreciation rights, or other stock option-like awards at a time when the Board or Company is aware of material non-public information.

Restricted Awards and Performance Compensation Awards

Our Committee may award actual shares of our Common Stock (“Restricted Stock”) or hypothetical Common Stock units having a value equal to the fair market value of an identical number of shares of our Common Stock and paid in the form of shares of Common Stock or cash (“Restricted Stock Units”). The Committee generally may determine, in its sole discretion, the terms of each award, including the applicable restricted period prior to delivery or settlement of the award.

Participants have no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock for the period such Restricted Stock Unit was awarded, but not vested. Such dividend equivalents are held by the Company for the participant’s account and are not paid by the Company unless and until the Restricted Stock Units are settled. As with previous fiscal years, the Committee did not exercise this discretion for Fiscal Year 2024. Restricted Stock and Restricted Stock Unit awards may be subject to forfeiture. Generally Restricted Stock and Restricted Stock Units may not be sold or transferred during the restricted period. The Committee may provide for an acceleration of vesting in the terms of any restricted award.

Under the 2016 Plan, the Committee may designate relevant awards as performance compensation. Performance compensation awards entitle the recipients to receive Common Stock or hypothetical common share units upon the attainment of specified performance goals. Cash bonuses may also be designated as performance compensation awards.

49
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Stock Appreciation Rights

The Committee may, in its discretion, grant stock appreciation rights to participants under our 2016 Plan. Generally, stock appreciation rights permit a participant to exercise the right and receive a payment equal to the value of our Common Stock’s appreciation over a span of time in excess of the fair market value of a share of Common Stock on the date of grant of the stock appreciation right. In Fiscal Year 2024, as in previous fiscal years, the Committee did not grant any stock appreciation rights to participants under our 2016 Plan.

Adjustments in Capitalization

If there is a specified type of change in our Common Stock, such as stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization, appropriate equitable adjustments or substitutions will generally be made to the various limits under, and the share terms of, the 2016 Plan and the awards granted thereunder. In addition, in the event of certain mergers, the sale of all or substantially all of our assets or our reorganization or liquidation, the Committee may cancel outstanding awards and cause participants to receive, in cash, stock, or a combination thereof, the value of the awards.

Amendments

Our Board of Directors may amend, suspend, or terminate the 2016 Plan or awards thereunder at any time, provided that amendments to the 2016 Plan will not be effective without Shareholder approval if such approval is required by applicable law or stock exchange requirements and amendments to awards without participant approval generally may not impair the participant’s rights under the award. In addition, under the terms of the 2016 Plan, the Company generally may only reduce the exercise price of an option or stock appreciation right, or cancel outstanding option and stock appreciation rights, in exchange for cash, other awards or options or stock appreciation rights with a lower exercise price, with Shareholder approval.

Change in Control under the 2016 Plan

Subject to the terms of an award agreement, in the event of a change in control, as defined in the 2016 Plan, (i) any and all outstanding options and stock appreciation rights granted under the 2016 Plan shall become immediately exercisable unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, any awards so assumed, converted, replaced, or continued will become immediately exercisable; (ii) any restriction imposed on a restricted award or performance compensation award shall lapse unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, the restrictions on any awards so assumed, converted, replaced, or continued shall lapse; and (iii) the portion of any and all performance compensation awards that remain outstanding following the occurrence of a change in control shall be determined by applying actual performance from the beginning of the performance period through the date of the change in control using the performance formula to determine the amount of the payout or distribution rounded to the nearest whole share of Common Stock. Notwithstanding the foregoing, if the change in control occurs prior to the end of a performance period for an award, the performance formula generally will be adjusted to take into account the shorter period of time available to achieve the performance goals.

The portion of an award that remains outstanding following the occurrence of a change in control may vest in full at the end of the performance period set forth in such award so long as the participant’s employment (or if the participant is a Director, service) with the Company or one of its operating companies does not terminate until the end of the performance period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (i) the termination of the participant by the Company without cause, (ii) the refusal of the continuing entity to assume, convert, replace, or continue the award, or (iii) the resignation of the participant for good reason.

“Cause” as used in the 2016 Plan generally means the employee has committed or pled guilty to a felony or a crime involving moral turpitude, has engaged in conduct likely to result in harm to the Company’s reputation, has been grossly negligent, has engaged in willful misconduct with respect to the Company, or violated federal or state securities laws. “Good reason” as used in the 2016 Plan generally means a diminution of the participant’s duties or authority, any relocation of more than 50 miles, or a material reduction in salary.

50

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table sets forth information concerning option awards and share awards held by our NEOs as of July 31, 2024:

	Stock Awards

NAME	Number of Shares or Units That Have Not Vested (#)(1)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Robert W. Martin	78,157	(3)	$8,295,584	103,386	$10,973,390

Colleen Zuhl	31,216	(4)	$3,313,266	43,924	$4,662,093

Todd Woelfer	31,591	(5)	$3,353,069	44,618	$4,735,755

Kenneth D. Julian	—		—	—	—

Trevor Q. Gasper	8,365	(6)	$887,861	16,904	$1,794,191

Michele McDermott	—	(7)	$0	2,236	$237,329

(1) The shares in this column represent unvested RSUs.

(2) The shares in this column represent unvested PSUs. The number of earned PSUs will be determined after the respective three-year performance period based on performance measured against ROIC and FCF targets. The number of shares indicated represents shares that would be earned if the target level of performance is achieved.

(3) Mr. Martin received a restricted stock unit award of 44,431 units on October 7, 2021; 56,418 units on October 11, 2022; and 25,734 units on October 10, 2023. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(4) Mrs. Zuhl received a restricted stock unit award of 16,392 units on October 7, 2021; 21,603 units on October 11, 2022; and 11,350 units on October 10, 2023. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(5) Mr. Woelfer received a restricted stock unit award of 14,839 units on October 7, 2021; 22,856 units on October 11, 2022; and 11,406 units on October 10, 2023. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(6) Mr. Gasper received a restricted stock unit award of 807 units on October 7, 2021; 5,738 units on October 11, 2022; and 4,270 units on October 10, 2023. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(7) Ms. McDermott started with the Company in January 2024 and had no outstanding RSU awards at year-end.

51
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

OPTION EXERCISES AND SHARES VESTED IN FISCAL YEAR 2024

There were no options exercised by our NEOs in Fiscal Year 2024. None of our NEOs holds options, and no options were awarded in Fiscal Year 2024. The following table summarizes information regarding the vesting of share awards for each NEO in Fiscal Year 2024:

	Stock Awards

NAME	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)

Robert W. Martin	97,943	$9,017,324

Colleen Zuhl	36,949	$3,401,189

Todd Woelfer	34,493	$3,177,048

Kenneth D. Julian(1)	48,232	$4,261,235

Trevor Q. Gasper	2,437	$226,548

Michele McDermott(2)	—	$0

(1) Upon Mr. Julian’s resignation for good reason, all unvested RSUs and PSUs vested in accordance with his employment contract.

(2) Ms. McDermott started with the Company in January 2024.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2024

The following table shows the contributions, earnings, and account balances for Fiscal Year 2024 for the NEOs participating in our Deferred Compensation Plan(1):

NAME	Executive Contributions in Fiscal Year 2024(2)	Registrant Contributions in Fiscal Year 2024	Aggregate Earnings in Fiscal Year 2024	Aggregate Withdrawals/ Distributions	Aggregate Balance at 7/31/24

Colleen Zuhl	—	—	$43,571	—	$422,142

Todd Woelfer	$101,837	—	$384,949	—	$2,781,857

Kenneth D. Julian	—	—	$82,069	$115,442	$485,091

(1) Our NEOs, like any highly compensated employee at THOR, are ineligible to participate in THOR’s 401(k) plan but may elect to participate in THOR’s Non-Qualified Deferred Compensation Plan. Messrs. Martin and Gasper and Ms. McDermott do not participate in THOR’s Non-Qualified Compensation Plan.

(2) The amounts shown as executive contributions are contributed from salary and so, necessarily, also included in the amounts shown as Fiscal Year 2024 salary in the Summary Compensation Table on page 46.

52

SUMMARY OF DEFERRED COMPENSATION PLAN

Effective January 1, 2016, the Company approved and adopted the amended and restated the THOR Industries, Inc. Deferred Compensation Plan (our “Deferred Compensation Plan”). The general purpose of our Deferred Compensation Plan is to provide our eligible employees with the benefits of an unfunded, non-qualified deferred compensation program.

Under our Deferred Compensation Plan, for each calendar year, participants may elect to defer any portion of their salary and bonus amounts. The amounts are credited to the participant’s individual account, which is credited with earnings and losses based on the performance of certain investment funds selected by us and elected by the participant. The Company does not offer any type of matching or other contributions under the Deferred Compensation Plan for our NEOs.

Participants are always vested in their elective deferrals. Vested benefits become payable under our Deferred Compensation Plan (i) upon the participant’s separation from service, (ii) upon the occurrence of a change in control, (iii) upon the participant’s death or disability, or (iv) in connection with a severe financial hardship due to an unforeseen emergency (but in this case amounts payable are limited to the amount necessary to satisfy the emergency plus anticipated taxes). In each case, payment will be made within ninety (90) days following the event triggering the payment unless the participant is determined by our Board to be a specified employee under Section 409A of the Code and the payment trigger is the participant’s separation from service, in which case the payment will be delayed for a period of six (6) months.

At the time the participant makes a deferral election, the participant may elect a lump sum payment or installment payments spreading payment over a period not to exceed fifteen years upon separation from service.

Our Compensation and Development Committee administers our Deferred Compensation Plan. Our Compensation and Development Committee can modify or terminate the plan, provided that any modification or termination does not adversely affect the rights of any participant or beneficiary as to amounts under the plan. Our Compensation and Development Committee also can terminate our Deferred Compensation Plan and accelerate the payments of all vested accounts in connection with certain corporate dissolutions or changes in control, provided that the acceleration is permissible under Section 409A of the Code. Our Deferred Compensation Plan is intended to comply with Section 409A of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AND AGREEMENTS WITH RESIGNING OFFICERS

As of July 31, 2024, and excepting: (i) potential payments under our Deferred Compensation Plan, (ii) the previously discussed lapsing of restrictions on certain restricted awards in the event of a change in control and a failure of the continuing entity to assume, convert or replace such award and (iii) amounts provided for in the employment agreements between our NEOs and the Company described in this section, there were no potential obligations owed to our NEOs or their beneficiaries under existing plans or arrangements, whether written or unwritten, in the event of a change in control or termination of employment, including because of death, disability, or retirement.

The Company and its NEOs are party to separate but substantively identical employment contracts. As discussed previously, the contracts provide for certain robust non-competition, non-solicitation, non-disparagement, and confidentiality undertakings that protect the Company. Prior to June 2021, the Company did not enjoy these protections and left itself open to competition from its Management in the event of a separation from employment, which is a substantial risk in the recreational vehicle industry because relationships drive business, and the industry is susceptible to start-up competition.

Our executive contracts are discussed in the context of employment separation scenarios below:

Death or Disability of Executive

If the Executive’s employment is terminated by the Executive’s death or permanent and total disability, the Executive is to receive a pro rata share of any incentive awards related to the year of death or disability that would have been earned had such death or disability not occurred, as well as the vesting of previously-granted equity incentive awards as follows: (i) all previously awarded but unvested RSUs vest in accordance with

53
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

the Company’s established vesting schedule; and (ii) all previously awarded but unvested PSUs vest at target in accordance with the Company’s established vesting schedule.

Voluntary Separation by Executive without Good Reason

If the Executive’s employment is terminated by the Employee without good reason (as defined in the agreement), the Executive receives only compensation and benefits earned but not yet paid prior to termination as required by law. The Executive’s previously awarded but unvested RSUs vest in accordance with the Company’s established vesting schedule. The Executive’s previously awarded but unvested PSUs vest at target in accordance with the Company’s established vesting schedule. Additionally, at the Company’s option and to maximize the potential for enforceability of the Executive’s agreement not to compete, the Company may implement a consultancy arrangement with the Executive under which the Executive would be paid one half of his or her base salary in exchange for consulting services for each year of the two-year non-compete period.

Involuntary Separation of Executive by Company without Cause or by Executive for Good Reason

If the Executive’s employment is terminated by the Company without cause or by the Executive for good reason, as each term is defined in the executive agreement, then the Executive is to receive compensation equal to two times (pay)(4) the Executive’s base salary and target MIP paid in twenty-four (24) equal monthly payments. The Executive’s previously awarded but unvested RSUs vest immediately. The Executive’s previously awarded but unvested PSUs vest based on performance to date and a pro rata estimation of a probable award amount at the time of termination. The Company will pay the cost of COBRA health care continuation coverage, if elected, for the Executive and the Executive’s dependents for a period of up to 24 months and provide outplacement services for a period of up to 12 months.

Involuntary Separation of Executive by Company for Cause

If the Executive’s employment is terminated by the Company for cause, the Executive receives only compensation and benefits earned but not yet paid prior to termination as required by law. At the Company’s option and to maximize the potential for enforceability of the Executive’s agreement not to compete, the Company may implement a consultancy arrangement with the Executive under which the Executive would be paid one half of his or her base salary in exchange for consulting services for each year of the two-year non-compete period.

Interplay with Deferred Compensation Plan

Our Deferred Compensation Plan provides for payment of the vested deferred amounts upon termination of employment and following a change in control. Under our Deferred Compensation Plan, if an NEO’s employment terminated on or before July 31, 2024, or if the NEO died or became disabled, the entire vested account balance (reported in the “Aggregate Balance at 7/31/24” column of the Non-Qualified Deferred Compensation table above) would be paid subject to the provisions of Section 409A. A change in control also would trigger payment to the NEO under the Deferred Compensation Plan.

(4) Under her executive contract, Ms. McDermott is entitled to one times (1x) her base salary and target MIP if a separation occurs during the first 24 months of her employment.

54

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below quantifies the value of compensation and benefits required to be paid to each NEO employed at the end of our fiscal year upon various employment separation scenarios that would exceed the compensation benefits generally available to employees in each such separation scenario as discussed previously. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the NEOs, such as deferred compensation. Benefits and payments are calculated as of July 31, 2024.

	Voluntary	Death		Without Cause/For
NAME	Separation(1)	or Disability	For Cause(1)	Good Reason

Robert W. Martin

Cash	—	$1,460,095	—	$12,851,720

RSUs Settled	$8,295,584(3)	$10,740,273(3)	—	$8,295,584(4)

PSUs Settled	$10,973,390(5)	$10,973,390(5)	—	$10,973,390(6)

Other Benefits(2)	—	—	—	$68,574

TOTAL	$19,268,974	$23,173,758	—	$32,189,268

Colleen Zuhl

Cash	—	$538,733	—	$5,641,400

RSUs Settled	$3,313,266(3)	$4,386,388(3)	—	$3,313,266(4)

PSUs Settled	$4,662,093(5)	$4,662,093(5)	—	$4,662,093(6)

Other Benefits(2)	—	—	—	$56,180

TOTAL	$7,975,359	$9,587,214	—	$13,672,939

Todd Woelfer

Cash	—	$557,512	—	$5,630,200

RSUs Settled	$3,353,069(3)	$4,424,061(3)	—	$3,353,069(4)

PSUs Settled	$4,735,755(5)	$4,735,755(5)	—	$4,735,755(6)

Other Benefits(2)	—	—	—	$56,180

TOTAL	$8,088,824	$9,717,328	—	$13,775,204

Trevor Q. Gasper

Cash	—	$196,010	—	$2,719,000

RSUs Settled	$887,861(3)	$1,405,076(3)	—	$887,861(4)

PSUs Settled	$1,794,191(5)	$1,794,191(5)	—	$1,794,191(6)

Other Benefits(2)	—	—	—	$68,574

TOTAL	$2,682,052	$3,395,277	—	$5,469,626

Michele McDermott

Cash	—	$59,859	—	$850,000

RSUs Settled	—	$154,222(3)	—	—

PSUs Settled	$237,329(5)	$237,329(5)	—	$237,329(6)

Other Benefits(2)	—	—	—	$68,574

TOTAL	$237,329	$451,410	—	$1,155,903

(1) If an executive voluntarily terminates his or her employment with the Company or his or her employment is terminated by the Company for Cause, the executive would be entitled to receive a distribution of the balance in the executive’s account under the Deferred Compensation Plan shown in the table on page 51 above but would receive no other cash benefits or other cash payments in connection with such a termination.

(2) Other Benefits include COBRA premium payments for up to 24 months and outplacement services.

(3) Valuation is based on a July 31, 2024 separation date, but RSUs would be awarded and valued on the date of actual vesting in accordance with the award vesting schedule.

(4) RSUs vest in full on the date of separation. Valuation is based on July 31, 2024 separation date.

(5) Valuation based on July 31, 2024 separation date, but actual value would be determined at time of vesting.

(6) For purposes of this table, it is assumed PSUs would vest at target, however, in the event of an actual separation without cause or for good reason, the PSU amounts would be set based on performance to date and a pro rata estimation for the remainder of the PSU period as of July 31, 2024.

 FISCAL YEAR 2024 CEO PAY RATIO

In accordance with SEC rules, for Fiscal Year 2024, we determined the annual total compensation of our median compensated employee and present a comparison of that annual total compensation to the annual total compensation of our President and CEO:

•	The Fiscal Year 2024 annual total compensation of our President and CEO was $10,574,521.

•	The Fiscal Year 2024 annual total compensation of our median compensated employee was $56,330.

•

Based on this information, we reasonably estimate that the ratio of our President and CEO’s annual total compensation to the annual total compensation of our median compensated employee for Fiscal Year 2024 was 188 to 1*.

* This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

METHODOLOGY AND IDENTIFICATION OF MEDIAN EMPLOYEE

As of July 31, 2024, the end of our fiscal year, we had approximately 13,900 U.S. employees and approximately 8,400 non-U.S. employees.

As permitted by SEC rules, we utilized the same median employee for Fiscal Year 2024 as Fiscal Year 2022 as there were no material changes to our employee population or employee compensation arrangements during Fiscal Year 2024 that would significantly impact our pay ratio disclosure.

We determined our median employee for Fiscal Year 2022 as of July 31, 2022. For purposes of identifying the median employee, we used taxable fiscal year-end compensation data and converted the pay for our non-U.S. employees to U.S. dollars. Using this methodology, we determined that our median employee was a full-time, hourly, direct labor employee and included base pay, overtime pay, non-equity incentive compensation, and 401(k) matching contributions. Our median employee received no other types of compensation required to be included in the Summary Compensation Table.

PAY VERSUS PERFORMANCE
The SEC has adopted a rule requiring annual disclosure of
pay-versus-performance
which shows the relationship between executive compensation actually paid and the Company’s performance. The following pay versus performance disclosure is based on permitted methodology, pursuant to the SEC guidance under Item 402(v) of Regulation
S-K.

YEAR (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to non-PEO Named Executive Officers (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (in millions)	Company Adjusted NBT (in millions) (7)

2024	$10,574,521	$10,397,043	$3,038,549	$2,955,006	$100.36	$110.39	$265	$335

2023	$10,567,489	$19,019,951	$3,432,237	$5,647,940	$107.17	$118.08	$374	$518

2022	$15,866,718	$14,952,360	$4,173,100	$3,818,733	$76.59	$114.50	$1,138	$1,512

2021	$19,085,967	$16,384,052	$4,444,238	$3,924,886	$105.45	$129.51	$660	$834
(1) Robert W. Martin served as the Company’s Principal Executive Officer (“PEO”) for the entirety of Fiscal Years 2021, 2022, 2023, and 2024. The Company’s other NEOs for the applicable years were as follows:

•	Fiscal Year 2024 – Colleen Zuhl, Todd Woelfer, Kenneth D. Julian, Trevor Q. Gasper, and Michele McDermott

•	Fiscal Year 2023 – Colleen Zuhl, Todd Woelfer, Kenneth D. Julian, and Trevor Q. Gasper

•	Fiscal Year 2022 – Colleen Zuhl, Todd Woelfer, Kenneth D. Julian, and Trevor Q. Gasper

•	Fiscal Year 2021 – Colleen Zuhl, Todd Woelfer, Kenneth D. Julian, and Josef Hjelmaker
(2) Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEO, Mr. Martin; and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs other than the PEO for the applicable year.
(3) Amounts reported in this column represent the compensation actually paid, as defined by the SEC, to Mr. Martin as the Company’s PEO in the indicated fiscal years, as calculated in the table below:

PEO	2024	2023	2022	2021

Summary Compensation Table – Total Compensation (a)	$10,574,521	$10,567,489	$15,866,718	$19,085,967

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (b)	$5,657,619	$5,621,179	$7,391,246	$8,648,124

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (c)	$6,308,962	$11,398,863	$6,057,340	$6,360,666

+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Year (d)	($1,141,663)	$3,077,766	($2,231,755)	$441,414

+ Fair Value of Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year (e)	$0	$0	$0	$0

+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (f)	$312,842	($402,988)	$2,651,303	($855,871)

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year (g)	$0	$0	$0	$0

= Compensation Actually Paid	$10,397,043	$19,019,951	$14,952,360	$16,384,052
(a) Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b) Represents the aggregate grant date fair value of the stock awards granted to Mr. Martin during the indicated fiscal year computed in accordance with FASB ASC 718.
(c) Represents the aggregate fair value as of the indicated fiscal year-end
of Mr. Martin’s outstanding and unvested stock awards granted during such fiscal year. PSU amounts were calculated based on the number of shares that would be awarded on a multi-year cycle if target ROIC and FCF objectives are met for the applicable multi-year cycle.

57
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

(d) Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by Mr. Martin as of the last day of the indicated fiscal year. PSU amounts were calculated based on the change in value of a target number of shares that would be achieved on a multi-year basis if target ROIC and FCF objectives are met.
(e) Represents the aggregate fair value of vesting of stock awards that were granted to Mr. Martin and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f) Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by Mr. Martin that was granted in a prior year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g) Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Martin’s stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.
(4) Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other than Mr. Martin in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown on the table below:

OTHER NEOs AVERAGE (a)	2024	2023	2022	2021

Summary Compensation Table – Total Compensation (b)	$3,038,549	$3,432,237	$4,173,100	$4,444,238

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (c)	$1,305,140	$1,770,885	$2,031,800	$2,108,683

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (d)	$1,400,029	$3,330,125	$1,506,155	$1,679,617

+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Year (e)	($211,127)	$755,887	($542,115)	$111,754

+ Fair Value of Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year (f)	$92,814	$0	$0	$0

+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (g)	($60,119)	($99,424)	$713,393	($202,040)

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year (h)	$0	$0	$0	$0

= Compensation Actually Paid	$2,955,006	$5,647,940	$3,818,733	$3,924,886
(a) Please see footnote 1 above for the NEOs included in the average for each indicated fiscal year.
(b) Represents average Total Compensation as reported in the Summary Compensation Table for the reported NEOs during the indicated fiscal year.
(c) Represents the average aggregate grant date fair value of the stock awards granted to the reported NEOs during the indicated fiscal year computed in accordance with FASB ASC 718.
(d) Represents the average aggregate fair value as of the indicated fiscal year-end
of the reported NEO’s outstanding and unvested stock awards granted during such fiscal year. PSU amounts were calculated based on the number of shares that would be awarded on a multi-year cycle if target ROIC and FCF objectives are met.
(e) Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the reported NEOs as of the last day of the indicated fiscal year. PSU amounts were calculated based on the change in value of a target number of shares that would be achieved on a multi-year basis if target ROIC and FCF objectives are met.
(f) Represents the average aggregate fair value of vesting of stock awards that were granted to the reported NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g) Represents the average aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by the reported NEOs that was granted in a prior year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(h) Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards that were granted in a prior fiscal year and which
failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.
(5) Pursuant to rules of the SEC, the comparison assumes $100 was invested on July 31, 2020, in our Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(6) The TSR Peer Group consists of Winnebago Industries (“WGO”), LCI Industries (“LCII”), and The Shyft Group (“SHYF”), the same peer group historically utilized in the stock price performance graph of the Company’s Annual Report.
(7) For Fiscal Year 2024, Company Adjusted NBT continues to be viewed as the core driver of the Company’s performance and stockholder value creation. Company Adjusted NBT is a non-GAAP
financial measure. Please see Appendix A for a reconciliation of this non-GAAP
financial measure.

58

RELATIONSHIP
BETWEEN
COMPENSATION ACTUALLY
PAID
AND
PERFORMANCE
We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on pay-for-performance
as the “Compensation Actually Paid” fluctuated year-over-year primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our annual and long-term incentive programs.
TABULAR LIST OF
COMPANY
PERFORMANCE MEASURES
For Fiscal Year 2024, Company Adjusted NBT is identified as the most important financial performance measure in linking “Compensation Actually Paid” to our performance. Company Adjusted NBT was the only performance measure used in determining MIP in Fiscal Year 2024 and was utilized in determining the RSU portion of our LTI. Per the table below, the other financial measure used in Fiscal Year 2024 in linking “Compensation Actually Paid” to our performance were
ROIC and FCF.

Most Important Measures

(1) Company Adjusted NBT

(2) ROIC

(3) FCF

(4) Non-financial ESG target related to employee culture and retention

OWNERSHIP OF COMMON STOCK

The following table sets forth information as of October 21, 2024, with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of our Common Stock by: (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Stock; (ii) each Director of the Company; (iii) each Executive Officer of the Company named in the Summary Compensation Table on page 46; and (iv) all Executive Officers and Directors of the Company as a group.

As of October 21, 2024, there were 53,102,264 shares of Common Stock issued and outstanding:

	Beneficial Ownership(2)

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	Number of Shares		Percent

Peter B. Orthwein	1,841,740	(3)	3.5%

Robert W. Martin	319,606		*

Colleen Zuhl	107,145		*

Todd Woelfer	78,962		*

Trevor Q. Gasper	7,586		*

Michele McDermott	—		*

Kenneth D. Julian	18,615		*

Andrew E. Graves	21,922		*

Christina Hennington	3,874		*

Amelia A. Huntington	8,139		*

Laurel Hurd	3,874		*

William J. Kelley Jr.	4,682		*

Christopher Klein	9,094	(4)	*

Jeffrey D. Lorenger	705		*

Kayne Anderson Rudnick Investment Management, LLC 2000 Avenue of the Stars, Los Angeles, CA 90067	5,356,769	(5)	10.1%

The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	5,223,214	(6)	9.8%

BlackRock Fund Advisors 400 Howard Street, San Francisco, CA 94105	4,232,593	(7)	8.0%

Dimensional Fund Advisors LP Dimensional Place, Building 1, Austin, TX 78746	2,761,829	(8)	5.2%

Harris Associates, L.P. 111 South Wacker Drive, Suite 4600, Chicago, IL 60606	2,663,834	(9)	5.0%

All Directors and Executive Officers as a group (13 persons)	2,407,329		4.5%

* less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is: c/o THOR Industries, Inc., 52700 Independence Court, Elkhart, Indiana 46514.

(2) Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them and such shares include restricted stock and restricted stock units which are currently exercisable or will become exercisable or vested within sixty (60) days from October 21, 2024. Ownership percentages are calculated based on 53,102,264 shares of Common Stock outstanding on October 21, 2024, plus the number of shares as to which each person or group has the right to acquire beneficial ownership within 60 days of such date.

(3) Includes 1,059,737 shares held directly; 70,120 shares owned by Mr. Orthwein’s wife; 30,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s half-brother, of which Mr. Orthwein is a trustee; 94,783 shares owned of record by the Trust FBO Peter B. Orthwein, of which Mr. Orthwein is the trustee and beneficiary; 124,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s children for which Mr. Orthwein acts as a trustee; 133,400 shares held in an irrevocable trust; 30,000 shares held in a trust for the benefit of Mr. Orthwein, of which Mr. Orthwein is the trustee and beneficiary; and 299,700 shares held in a trust of which Mr. Orthwein is sole trustee for his three youngest children as beneficiaries.

(4) Includes 8,902 shares held directly; 118 shares held in a tenancy-in-common account of revocable trusts of Mr. Klein and his wife; 37 shares held in an irrevocable trust for the benefit of one of Mr. Klein’s children; and 37 shares held in an irrevocable trust for the benefit of Mr. Klein’s other child. Mr. Klein is an advisor to each of the children’s trusts.

(5) The number of shares listed for Kayne Anderson Rudnick Investment Management, LLC is based on a Schedule 13F filed on August 13, 2024.

(6) The number of shares listed for The Vanguard Group, Inc. is based on a Schedule 13F filed on August 13, 2024.

(7) The number of shares listed for BlackRock Fund Advisors is based on a Schedule 13F filed on August 13, 2024.

(8) The number of shares listed for Dimensional Fund Advisors LP is based on a Schedule 13F filed on August 9, 2024.

(9) The number of shares listed for Harris Associates, L.P. is based on a Schedule 13F filed on August 14, 2024.

60

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

Our Audit Committee is required to review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. All such related party transactions must also be approved by the disinterested members of our Board if required by Delaware General Corporation Law. Through its review for Fiscal Year 2024 activity, the Audit Committee identified no such transactions.

DELINQUENT SECTION 16(A) REPORTS

The federal securities laws require the filing of certain reports by officers, directors, and beneficial owners of more than ten percent (10%) of our securities with the SEC and the NYSE. Specific due dates have been established and we are required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, written representations that no such filings were required, the Company believes that all filing requirements for transactions in Fiscal Year 2024 were satisfied by each of our Officers and Directors, and ten percent (10%) Shareholders of the Company during Fiscal Year 2024.

SHAREHOLDER PROPOSALS

To submit Shareholder proposals for the 2025 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office, no later than July 9, 2025, provided that if the date of the 2025 Annual Meeting of Shareholders is more than 30 days before or more than 30 days after December 20, 2025, then the deadline will be a reasonable time before the Company makes available its proxy materials.

Shareholder director nominations for inclusion in the Company’s Proxy Statement under the Company’s proxy access program must be received by the Secretary at the Company’s principal office not before June 9, 2025 or after July 9, 2025, provided, however, that if the date for which the 2025 Annual Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 20, 2025, then notice by the nominating Shareholder to be timely must be received by the Secretary of the Company by the later of the close of business on the date that is 180 days prior to the date of the 2025 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of such annual meeting is first made.

The Company’s By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To properly bring before the 2025 Annual Meeting of Shareholders, a nomination or other matter the Shareholder wishes to present at the meeting, Shareholder written notification of such matter, must be received by the Secretary at the Company’s principal office not before August 28, 2025,

61
NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

or after September 22, 2025, provided that if the date for which the 2025 Annual Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 20, 2025, then notice by the Shareholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of the 2025 Annual Meeting of Shareholders and not later than the later of (i) the 75th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

All Shareholder proposals must comply with all the requirements of SEC Rule 14a-8 or the Company’s By-Laws, as applicable. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements.

OTHER MATTERS

Management knows of no other matters that will be presented for consideration at the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Trevor Q. Gasper

Senior Vice President, General Counsel, and Corporate Secretary

November 6, 2024

62

Appendix A

RECONCILIATION OF

NON-GAAP FINANCIAL

MEASURES

“COMPANY ADJUSTED NBT”

In Fiscal Years 2021, 2022, 2023, and 2024, the Company evaluated its NEOs, paid MIP to its NEOs, and awarded RSUs to its NEOs based upon Company Adjusted NBT, which is a non-GAAP measure. The Company defines “Company Adjusted NBT” as its consolidated income before income tax and then makes adjustments to exclude gains/losses as a result of non-forecasted major acquisitions, LIFO, non-controlling interests, impairments, and certain foreign currency exchange gains/ losses. Company Adjusted NBT is not calculated in accordance with, nor is it a substitute for, GAAP measures. A reconciliation of Company Adjusted NBT to income before income taxes, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below:

($ in thousands)	FY 2024	FY 2023	FY 2022	FY 2021

Income Before Income Taxes (GAAP)	$348,844	$499,353	$1,459,864	$844,581

Adjustment: Non-Forecasted Major Acquisition Effects	—	—	—	($8,755)

Adjustment: Impairments	—	—	—	—

Adjustment: Foreign Currency Exchange Gains/Losses	$739	($6,487)	($6,502)	—

Adjustment: Non-Controlling Interest Gains/Losses	($129)	$44	($609)	($1,386)

Adjustment: LIFO Gains/Losses	($14,494)	$25,153	$59,212	—

COMPANY ADJUSTED NBT	$334,960	$518,063	$1,511,965	$834,440

North American Towable

TRAVEL TRAILER

FIFTH WHEEL

TOY HAULER

AIRSTREAM · CrossRoads · CRUISERRV · DRV · Dutchmen · HEARTLAND

Highland Ridge RV · Jayco · KEYSTONE RV COMPANY · KZ RECREATIONAL VEHICLES · STARCRAFT · VENTURE

North American Motorized

CLASS A

CLASS C

CLASS B

AIRSTREAM · ENTEGRA COACH · Jayco · THOR MOTOR COACH · TIFFIN MOTORHOMES

European Recreational Vehicles Products and Services

MOTORCARAVAN

CARAVAN

CAMPERVAN

Buccaneer · bürstner · Can · carado · Compass · CROSSCAMP · Dethleffs · Elddis · ERIBA · ETRVSCO · FREEONTOUR

GOLDSCHMITT · HYMER · LAIKA · LMC · McRent · MOVERA · NIESMANN+BISCHOFF · rent easy · Sunlight · Xplore

Other North American Companies

AIRXCEL · Aqua-Hot · CLEER VISION DOORS · CLEER VISION TEMPERED GLASS · CLEER VISION WINDOWS · Coleman-Mach · dicor products · ECI Elkhart Composites, Inc.

InVision · MAXXAIR · MCD · Postle Aluminum · Suburban · united shade · VELARIUM · vixen composites

North American Towable North American Motorized European Recreational Vehicles Products and Services Other North American Companies

52700 Independence Ct. Elkhart, IN 46514 574.970.7460 WWW.THORINDUSTRIES.COM

©2024 THOR Industries, Inc. THOR® and all THOR-related names, logos, products and services names, designs, trade dress, and slogans are trademarks of THOR Industries, Inc. and/or its affiliates. All other names, logos, products and services names, designs, trade dress, and slogans are trademarks of their respective owners.

THOR INDUSTRIES, INC.

ATTN: TREVOR Q. GASPER

52700 INDEPENDENCE COURT

ELKHART, IN 46514

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/19/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/THO2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/19/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — – — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1. Election of Directors
Nominees
01) Andrew Graves 02) Christina Hennington 03) Amelia A. Huntington 04) Laurel Hurd 05) William J. Kelley, Jr.
06) Christopher Klein 07) Jeffrey D. Lorenger 08) Robert W. Martin 09) Peter B. Orthwein
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our Fiscal Year 2025.							☐	☐	☐
3. Non-binding advisory vote to approve the compensation of our named executive officers (NEOs).							☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and 10K Wrap are available at www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THOR INDUSTRIES, INC.

Annual Meeting of Shareholders

December 20, 2024 8:00 AM EST

This proxy is solicited by the Board of Directors

The undersigned shareholder of THOR Industries, Inc. hereby appoints Andrew Graves and Trevor Q. Gasper, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of THOR INDUSTRIES, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/THO2024 at 8:00 AM, EST on December 20, 2024, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side